                                                                     EXHIBIT 2.3

                            STOCK PURCHASE AGREEMENT


                                      AMONG


                             EMJ DATA SYSTEMS LTD.,

                                    as Buyer,


                             DAISYTEK, INCORPORATED,

                                   as Seller,

                                       and

                             DAISYTEK (CANADA) INC.,


                                 as the Company


                           Dated as of August 21, 2003

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                                TABLE OF CONTENTS
                                -----------------

SECTION 1.   DEFINITIONS.......................................................1

SECTION 2.   PURCHASE AND SALE OF SHARES.......................................8

     2.1    Purchase and Sale..................................................8

SECTION 3.   DEPOSIT AND PURCHASE PRICE........................................9

     3.1    Deposit............................................................9
     3.2    Purchase Price.....................................................9
     3.3    Payments at Closing................................................9
     3.4    Post-Closing Payments..............................................9
     3.5    Post-Closing Procedures...........................................10
     3.6    Section 116 Certificate...........................................11

SECTION 4.   CLOSING..........................................................12

     4.1    Closing Date......................................................12
     4.2    Actions to Occur at Closing.......................................12
     4.3    Transfer Taxes....................................................13

SECTION 5.   REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.............13

     5.1    Authorization for Agreement; Consent and No Violation.............13
     5.2    Organization......................................................14
     5.3    Subsidiaries......................................................14
     5.4    Capital Structure.................................................14
     5.5    No Finder's Fee...................................................14
     5.6    Indebtedness......................................................15
     5.7    Litigation........................................................15
     5.8    Absence of Undisclosed Liabilities................................15
     5.9    Title to Assets...................................................15
     5.10   Taxes.............................................................15

SECTION 6.   REPRESENTATIONS AND WARRANTIES OF SELLER.........................16

     6.1    Authorization for Agreement; Consent and No Violation.............16
     6.2    Organization......................................................16
     6.3    Owner of Shares...................................................16
     6.4    No Finder's Fee...................................................17

SECTION 7.   REPRESENTATIONS AND WARRANTIES OF BUYER..........................17

     7.1    Authorization for Agreement; Consents and No Violations...........17
     7.2    Organization......................................................18

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     7.3    Finder's Fees.....................................................18
     7.4    No Rights or Options to Purchase..................................18
     7.5    Financing.........................................................18
     7.6    Investment Intent.................................................18

SECTION 8.   COVENANTS........................................................18

     8.1    Seller's Chapter 11 Bankruptcy Case...............................18
     8.2    Break-Up Fee......................................................19
     8.3    Company's Employees...............................................19
     8.4    Access............................................................19
     8.5    Conduct of the Business...........................................20
     8.6    Notification......................................................20
     8.7    Injunctions.......................................................20
     8.8    Additional Agreements.............................................20
     8.9    Resignations of Directors and Officers............................20
     8.10   Bank Accounts.....................................................21
     8.11   Transition Services...............................................21
     8.12   Collection of Accounts Receivable.................................21
     8.13   Sales of Inventory................................................21
     8.14   Payment of Indebtedness...........................................21
     8.15   Inter-Company Indebtedness........................................22
     8.16   Competition Act...................................................22
     8.17   Litigation Claim..................................................22

SECTION 9.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS......................23

     9.1    Representations and Warranties True...............................23
     9.2    Compliance with Agreement.........................................23
     9.3    Bankruptcy Court Approval.........................................23
     9.4    Compliance with Applicable Law....................................23
     9.5    No Injunctions....................................................24
     9.6    Material Adverse Effect...........................................24
     9.7    No Liens or Claims................................................24
     9.8    Competition Act...................................................24
     9.9    Transaction Documents.............................................24

SECTION 10.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.....................24

     10.1   Representations and Warranties True...............................24
     10.2   Compliance with Agreement.........................................24
     10.3   Bankruptcy Court Approval.........................................25
     10.4   Compliance with Applicable Law....................................25
     10.5   No Injunctions....................................................25
     10.6   Competition Act...................................................25
     10.7   Transaction Documents.............................................25

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SECTION 11.  TERMINATION, BREAK-UP FEE AND REMEDIES...........................25

     11.1   Termination and Abandonment.......................................25
     11.2   Break-Up Fee......................................................26
     11.3   Return of Deposit and Remedies....................................27

SECTION 12.  MISCELLANEOUS....................................................27

     12.1   Indemnification...................................................27
     12.2   Expenses..........................................................30
     12.3   Assignment........................................................31
     12.4   Governing Law.....................................................31
     12.5   Amendment and Modification; Waiver................................31
     12.6   Notices...........................................................31
     12.7   Entire Agreement..................................................32
     12.8   Successors........................................................32
     12.9   Counterparts......................................................32
     12.10  Headings..........................................................33
     12.11  Schedules.........................................................33
     12.12  Jurisdiction; Service of Process..................................33
     12.13  Rules of Construction.............................................33
     12.14  Access to Information.............................................33
     12.15  Public Announcements..............................................34
     12.16  Severability......................................................34
     12.17  Currency..........................................................34
     12.18  "AS IS" TRANSACTION...............................................34
     12.19  No Waiver Relating to Claims for Fraud............................35

Exhibits
--------

A           Procedure Approval Order
B           Form of Deposit Escrow Agreement
C           Form of Holdback Escrow Agreement
D           Balance Sheet
E           Form of Section 116 Escrow Agreement

Schedules
---------

Schedule 1       Share Ownership
Section 5.1(b)   Required Consents
Section 5.1(c)   Conflicts, Defaults, and Liens
Section 5.5      Company's Broker
Section 5.6      Indebtedness
Section 5.7      Litigation
Section 5.9      Liens and Claims
Section 6.1(b)   Required Consents

                                       iii

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Section 6.1(c)   Conflicts, Defaults, and Liens
Section 6.3      Liens and Claims
Section 6.4      Seller's Broker
Section 7.1(b)   Required Consents
Section 7.1(c)   Conflicts and Defaults



                                       iv

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                                                                     EXHIBIT 2.3

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 21st day of August, 2003, by and among Daisytek, Incorporated, a debtor-in-possession and a Delaware corporation (with and including its bankruptcy estate), ("Seller"), Daisytek (Canada) Inc., a company organized under the laws of the Province of Ontario, Canada (the "Company"), and EMJ Data Systems Ltd., a corporation incorporated under the laws of the Province of Ontario, Canada ("Buyer").

                                   WITNESSETH:

     WHEREAS, the Company is engaged in the business of distributing computer and office supplies and products in Canada (the "Business");

     WHEREAS, Seller is currently operating as a debtor in possession pursuant to chapter 11 of title 11 of the United States Code under the administratively consolidated cases styled Daisytek, Incorporated et al., Case No. 03-34762 (the "Bankruptcy Cases"), presently pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"), and Seller, upon proper approval and authorization from the Bankruptcy Court, may sell and assign assets outside of the ordinary course of business in accordance with 11 U.S.C Section 363;

     WHEREAS, Seller owns, as of the date hereof, the number of shares (the "Shares") of the Company's common stock (the "Company Common Stock") set forth opposite Seller's name in Disclosure Schedule, Schedule 1, representing all of the issued and outstanding capital stock of the Company as of the date of this Agreement; and

     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares in consideration of the Purchase Price (hereinafter defined), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS.
                 -----------

     The following terms used in this Agreement shall have the following meanings unless some other meaning is clearly intended:

     "Accounts Receivable" means all of the trade note or accounts receivable of the Company (net of any allowance for uncollectible accounts) as determined in accordance with GAAP.

     "Adversary Proceeding" has the meaning assigned to such term in the definition of "Litigation Claim".

     "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person.

     "Applicable Law" means, with respect to any Person, any Law applicable to such Person or its business, properties or assets.

     "Auditors" means KPMG LLP or such other auditor mutually agreed between the parties hereto.

     "Balance Sheet" means the balance sheet of the Company as of July 31, 2003 attached hereto as Exhibit D.

     "Bankruptcy Cases" has the meaning assigned to such term in the third recital of this Agreement.

     "Bankruptcy Code" means title 11 of the United States Code, as amended.

     "Bankruptcy Court" has the meaning assigned to such term in the third recital of this Agreement.

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended.

     "Break-Up Fee" has the meaning assigned to that term in Section 8.2 of this Agreement.

     "Business" has the meaning assigned to such term in the first recital of this Agreement.

     "Business Day" means any day of the year other than (a) any Saturday or Sunday or (b) any other day on which banks located in Dallas, Texas or the Province of Ontario generally are closed for business other than the retail depository business.

     "Business Employee" has the meaning assigned to such term in Section 8.3 of this Agreement.

     "Buyer" has the meaning assigned to such term in the preamble to this Agreement.

     "Claim" means any and all charges, complaints, claims, causes of action, promises, agreements, rights to payment, rights to any equitable remedy, rights to any equitable subordination, demands, debts, liabilities, express or implied contracts, obligations of payment or performance, rights or claims to substantively consolidate or merge the Company or its assets with any Affiliate of the Company who are debtors in possession in the Bankruptcy Cases, rights of offset or recoupment, accounts, damages, costs, losses or expenses (including attorneys' and other professional fees and expenses), whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative, including, without limitation, any right to payment or right to any equitable remedy for breach of performance that constitutes a "claim", as that term is defined in the Bankruptcy Code.

     "Closing" means the closing of the transactions contemplated by this Agreement.

     "Closing Balance Sheet" means the balance sheet of the Company prepared by the Auditors in accordance with GAAP as at and for the fiscal period ended 12:01 a.m. on the Closing Date and being substantially in the same form as the Balance Sheet.

     "Closing Date" has the meaning assigned to such term in Section 4.1 of this Agreement.

     "Closing Day Payment" has the meaning assigned to such term in Section 3.3.

     "Closing Statements" has the meaning assigned to such term in Section 3.5(a) of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Comment Notice" has the meaning assigned to such term in Section 3.5(b) of this Agreement.

     "Comment Period" has the meaning assigned to such term in Section 3.5(b) of this Agreement.

     "Committee" means the official committee of unsecured creditors appointed under Section 1102 of the Bankruptcy Code in the Bankruptcy Cases.

     "Company" has the meaning assigned to such term in the preamble of this Agreement.

     "Company Common Stock" has the meaning assigned to such term in the recitals of this Agreement.

     "Competition Act" means Competition Act (Canada).

     "Contracts" means all contracts, commitments, understandings, binding arrangements, unexpired leases of real and personal property, licenses, purchase orders and all other legally binding arrangements.

     "Credit Arrangements" has the meaning assigned to such term in Section 8.14 of this Agreement.

     "Delinquent Accounts Receivable" shall have the meaning assigned to such term in the definition of Total Equity.

     "Deposit" has the meaning assigned to such term in Section 3.1 of this Agreement.

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

     "Deposit Escrow Agreement" has the meaning assigned to such term in Section
3.1 of this Agreement.

     "Disclosure Schedule" means the exhibit attached hereto and made a part hereof containing schedules with specific disclosures regarding this Agreement.

     "Effective Time" has the meaning assigned to that term in Section 4.2 of this Agreement.

     "Escrow Agent" has the meaning assigned to such term in Section 3.1 of this Agreement.

     "Estimated Transfer Taxes" has the meaning assigned to such term in Section 4.3(c) of this Agreement.

     "Final Claim" means that the Litigation Claim shall have (a) been finally settled by agreement of the parties thereto or (b) finally adjudicated by a court of competent jurisdiction and such adjudication shall have become a final and non-appealable order or judgment.

     "Final Order" means an order of the Bankruptcy Court or other court of competent jurisdiction: (a) as to which no appeal, notice of appeal or motion for rehearing or new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all material respects without the possibility for further appeal or rehearing thereon, (b) as to which the time for instituting an appeal or motion for rehearing or new trial shall have expired, and (c) as to which no stay is in effect.

     "Final Total Equity" has the meaning assigned to such term in Section 3.5 of this Agreement.

     "GAAP" means generally accepted accounting principles that have been established in the United States. For purposes of this Agreement, the parties have agreed to use the first-in, first-out (FIFO) methodology in accounting for Inventory.

     "Governmental Authority" means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any United States or foreign, federal, state or local government, including any governmental authority, agency, department, board, commission or instrumentality of such government or any political subdivision thereof, and any tribunal, court or arbitrator(s) of competent jurisdiction, and shall include the Bankruptcy Court.

     "Holdback" shall have the meaning assigned to such term in Section 3.4(b) of this Agreement.

     "Holdback Escrow Agreement" shall have the meaning assigned to such term in
Section 3.4(b) of this Agreement.

     "Income Taxes" means income, franchise or other Taxes measured by or based upon income or profits or interest or penalties thereon.

     "Indebtedness" shall mean the following: (a) all obligations for borrowed money (excluding obligations to trade creditors incurred in the ordinary course of business), (b) all obligations evidenced by bonds, debentures, notes or other similar instruments,
(c) all capital lease obligations, (d) all obligations, contingent or otherwise, in respect of any letter of credit or bankers acceptances, (e) all guaranties and (f) any obligations for borrowed money of the Company to any of its Affiliates.

     "Independent Accountant" has the meaning assigned to such term in Section 3.5(d) of this Agreement.

     "Independent Certificate" has the meaning assigned to such term in Section 3.5(d) of this Agreement.

     "Inventory" means (i) all inventories of the Company consisting of finished goods, samples, and labels, cartons and packaging materials that are used in connection with, are held for use solely in, or otherwise relate solely to, the operations of the Business and (ii) all raw materials and work-in-process of the Company as determined in accordance with GAAP.

     "Joint Certificate" has the meaning assigned to such term in Section 3.5(c) of this Agreement.

     "Law" means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other requirement enacted, promulgated, issued or entered by a Governmental Authority.

     "Liability" means any liability, obligation, debt or commitment of any kind (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Liens" means any mortgage, pledge, security interest, encumbrance, lien, assignment, interest, hypothecation, right of first refusal, right of consent or approval, right of termination or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Litigation Claim" means all claims and causes of action which have been asserted against the Company by DSLangdale Two, LLC and/or DSLangdale Three, Inc. in that certain lawsuit styled DSLangdale Two, LLC and DSLangdale Three, Inc. vs. Daisytek (Canada) Inc. currently pending in the United States Bankruptcy Court for the Southern District of Ohio (Eastern Division) (Misc. Case No. 03-00203) and originally filed as Case No. 03-CV-H-06-422 in the Court of Common Pleas, Delaware County, Ohio (the "Ohio Lawsuit"), including any such claims that may be transferred from the Ohio Lawsuit to or otherwise filed in adversary proceeding No. 03-3613 styled Daisytek International Corporation and Digital Storage, Inc. v. DSLangdale Two, LLC and DSLangdale Three, Inc., currently pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (Case No. 03-34762-HDH-11, In Re: Daisytek Incorporated, et. al.) (the "Adversary Proceeding").

     "Losses" has the meaning assigned to such term in Section 12.1(a)(ii) of this Agreement.

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     "Material Adverse Effect" means a material adverse effect on the condition
(financial or otherwise), business, assets or results of operations of the Company other than to the extent caused by (a) the transactions contemplated and the restrictions and limitations imposed on the Business and the Company by this Agreement, (b) generally applicable financial, economic, political, banking, currency, capital market or other similar conditions or (c) conditions generally affecting the industry in which the Business or the Company operates.

     "Negative Total Equity Adjustment" means an amount equal to the absolute value of the amount (if any) by which Final Total Equity is less than $16,994,000.

     "Ohio Lawsuit" has the meaning assigned to such term in the definition of "Litigation Claim".

     "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "Outside Date" has the meaning assigned to such term in Section 11.1(a)(iv) of this Agreement.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, and Governmental Authorities, whether or not legal entities.

     "Positive Total Equity Adjustment" means an amount equal to the amount (if any) by which Final Total Equity exceeds $16,994,000.

     "Post-Closing Payment Date" means the day that is the later of (a) 150 days following the Closing Date and (b) five Business Days following the earlier of
(i) the end of the Comment Period referred to in Section 3.5(b), (ii) receipt of Joint Certificate referred to in Section 3.5(c) or (iii) the resolution of any dispute provided for in Section 3.5(d), as the case may be.

     "Procedure Approval Order" means the "Order Establishing Procedures for the Sale of Substantially All of the Assets of the Seller" of the Bankruptcy Court entered on or about July 30, 2003 that approves, inter alia, bidding and auction procedures to be followed by Seller and all potential bidders for the Assets attached hereto as Exhibit A.

     "Purchase Price" has the meaning assigned to such term in Section 3.2 of this Agreement.

     "Released Claims" means any and all charges, complaints, claims, causes of action, promises, agreements, rights to payment, rights to any equitable remedy, rights to any equitable subordination, demands, debts, liabilities, express or implied contracts, obligations of payment or performance, rights of offset or recoupment, accounts, damages, costs, losses or expenses (including attorneys' and other professional fees and expenses) held by any party hereto, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative.

     "Representation and Covenant Loss" has the meaning assigned to such term in
Section 12.1(a)(i).

     "Sale Motion" has the meaning assigned to such term in Section 8.1(b) of this Agreement.

     "Sale Order" means an order of the Bankruptcy Court, in form and substance reasonably satisfactory to Buyer and Seller, which, among other things, shall:

     (a) authorize the sale, assignment and conveyance of the Shares, pursuant to the terms and conditions of this Agreement and Sections 363(b) and
          (f) of the Bankruptcy Code and to the extent, if any, necessary,
          Section 105 of the Bankruptcy Code, free and clear of all Liens, Claims, encumbrances and other interests in or against the Shares (other than the interests of the bankruptcy estate of Seller as the debtor in possession, which interests are to be conveyed to Buyer at Closing);

     (b) provide that the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement or breach thereof;

     (c) authorize and direct Seller to make all payments provided for by this Agreement, including, without limitation, the Break-Up Fee, and the other Transaction Documents on the dates that Seller is obligated to make such payments; and

     (d) authorize and direct the Seller and its bankruptcy estate to effect the release of the Company set forth in Section 8.15 hereof;

     "Section 116 Certificate" has the meaning assigned to such term in Section
3.6 of this Agreement.

     "Section 116 Withholding Escrow Agreement" has the meaning assigned to such term in Section 3.6 of this Agreement.

     "Service Provider" shall have the meaning assigned to such term in Section 8.11(b) of the Agreement.

     "Shares" has the meaning assigned to such term in the recitals of this Agreement.

     "Sludge Amount" shall have the meaning assigned to such term in Section 3.4(a) of this Agreement.

     "Surviving Representations" has the meaning assigned to such term in
Section 12.1(a) of this Agreement.

     "Tax" and "Taxes" mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed by or with respect to the Company in respect of Taxes, including Federal, state, local or foreign Income Tax returns filed on a consolidated, combined or unitary basis.

     "Third Party Claim" has the meaning assigned to such term in Section 12.1(d)(i) of this Agreement.

     "Total Equity" means the assets of the Company minus the liabilities of the Company as determined in accordance with GAAP; provided, however, that for purposes of calculating Total Equity, (i) any Accounts Receivable reflected in the Closing Balance Sheet that are not collected by the Company during the 120 days following the Closing Date (such Accounts Receivable, the "Delinquent Accounts Receivable") shall not be included in the calculation of Total Equity and (ii) any Inventory reflected in the Closing Balance Sheet that is not sold by the Company during the 120 days following the Closing Date (such Inventory, the "Unsold Inventory") shall not be included in the calculation of Total Equity; provided, further, however that in no event shall the aggregate amount of Delinquent Accounts Receivable and Unsold Inventory not included in the calculation of Total Equity provided in the previous proviso exceed $5,000,000.

     "Transaction Documents" means this Agreement and any other agreements or documents executed by or on behalf of a party hereto in connection with the transactions contemplated by this Agreement.

     "Transfer Date" shall have the meaning assigned to such term in Section 8.11(a) of the Agreement.

     "Transfer Taxes" means all sales, use, goods and services, transfer, excise, stock, stamp, document, filing, recording, authorization and similar taxes, fees and charges.

     "Transition Services" shall have the meaning assigned to such term in
Section 8.11(a) of the Agreement.

     "Transition Service Losses" has the meaning assigned to such term in
Section 12.1(a)(ii).

     "Unsold Inventory" shall have the meaning assigned to such term in the definition of Total Equity.

     SECTION 2.  PURCHASE AND SALE OF SHARES.
                 ---------------------------

     2.1 Purchase and Sale. Subject to the terms and conditions hereof, and subject to the representations and warranties made herein, at the Closing, Seller will sell and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Shares, free and clear of all Liens and Claims in accordance with Sections 105 and 363 of the Bankruptcy Code.

     SECTION 3.  DEPOSIT AND PURCHASE PRICE.
                 --------------------------

     3.1 Deposit. Upon execution of this Agreement, Buyer and Seller are establishing with Wells Fargo Bank Texas, N.A. (the "Escrow Agent") an escrow account, and Buyer is depositing $2,000,000 with the Escrow Agent (the "Deposit"), which Deposit shall be earnest money and shall be distributed pursuant to Sections 3.3(b) or 11.3, as applicable, and shall be held pursuant to an escrow agreement in the form attached hereto as Exhibit B (the "Deposit Escrow Agreement").

     3.2 Purchase Price. The aggregate purchase price ("Purchase Price") payable by Buyer to Seller in consideration for the Shares shall be an amount equal to $20,000,000 (as adjusted pursuant to Section 3.4).

     3.3   Payments at Closing.

           (a) At the Closing, subject to the satisfaction of the other terms and conditions of this Agreement, including Section 3.6(b), Buyer shall pay or cause to be paid:

                (i) to Seller, by wire transfer of immediately available funds to an account designated by Seller and in addition to the Deposit, $10,000,000 (the "Closing Day Payment"); and

                (ii) to the appropriate Governmental Authorities, the Estimated Transfer Taxes.

           (b) At the Closing, subject to the satisfaction of the other terms and conditions of this Agreement, Seller and Buyer shall instruct the Escrow Agent to release the Deposit held pursuant to the Deposit Escrow Agreement to Seller.

     3.4   Post-Closing Payments.

           (a) Subject to Section 12.1, on the Post-Closing Payment Date, Buyer shall pay or cause to be paid to Seller, in immediately available funds to an account designated by Seller, the amount of $8,000,000, plus (1) the Positive Total Equity Adjustment, if any, minus (2) the Negative Total Equity Adjustment, if any, minus (3) if the Litigation Claim has not become a Final Claim as of the Post-Closing Payment Date, the Holdback, plus (4) an amount equal to ten percent (10%) of the sum of the Unsold Inventory and Delinquent Accounts Receivable (such amount in this clause (4), the "Sludge Amount"), minus (5) one-half of the fees and expenses of the Independent Accountant paid pursuant to Section 3.5(d), minus (6) the filing fees contemplated by Section 8.16, minus (7) an amount equal to any pending indemnification claims pursuant to Section 12.1(f), minus
(8) one-half of the fees and expenses of the Auditors; provided, however that Seller may elect by prompt written notice to Buyer to forego some or all of the payment required by clause (4) above and, upon such election, Buyer, at Seller's expense, shall cause the Company to (i) assign all rights, title and interest to the applicable Unsold Inventory and/or Delinquent Accounts Receivable to Seller on the Post-

Closing Payment Date, (ii) deliver any such Unsold Inventory to Seller within 90 days following the Post-Closing Payment Date. Buyer agrees that if it breaches its obligation to make the payments required by this Section 3.4(a) when due and owing, such payment shall accrue interest from the Post Closing Payment Date until full satisfaction of such payment obligation at an interest rate equal to the U.S. prime rate of the Royal Bank of Canada plus 2% (calculated daily).

           (b) If the Litigation Claim has not become a Final Claim as of the Post-Closing Payment Date, Buyer and Seller shall establish with the Escrow Agent an escrow account, and Buyer shall deposit an amount (the "Holdback") equal to the lesser of (i) $4,200,000 and (ii) $8,000,000, minus the Negative Total Equity Adjustment, if any, plus, the Sludge Amount, with the Escrow Agent, which shall be held pursuant to an escrow agreement in the form attached hereto as Exhibit C (the "Holdback Escrow Agreement").

           (c) If the Litigation Claim has become a Final Claim on or before the Post-Closing Payment Date, Buyer shall not subtract the Holdback from any payments required to be made to Seller pursuant to Section 3.4(a).

           (d) On or before the Post-Closing Payment Date, Buyer shall cause the Company to pay Seller, in immediately available funds to an account designated by Seller, the amount due pursuant to Section 8.15.

           (e) Following the final adjudication or settlement of each pending indemnification claim pursuant to Section 12.1 following the Post-Closing Payment Date, to the extent that Seller is not required to indemnify Buyer or the Company pursuant to Section 12.1, Buyer shall pay such amount withheld pursuant to Section 12.1(f) with respect to such pending claim to Seller in immediately available funds to an account designated by Seller.

     3.5   Post-Closing Procedures.

           (a) On or before the 130th day following the Closing Date, Buyer shall cause the Auditors to deliver draft copies of the Closing Balance Sheet, together with a calculation of the Total Equity of the Company as of the Closing Date (the "Final Total Equity"), the Positive Total Equity Adjustment (if any), the Negative Total Equity Adjustment (if any) and the Sludge Amount (if any) (collectively, the "Closing Statements") to Seller. The fees and expenses of the Auditor shall be paid by Buyer.

           (b) Seller shall have 20 Business Days following receipt of the Closing Statements to advise Buyer in writing (the "Comment Notice") that Seller does not agree with the draft Closing Statements. If Seller does not issue a Comment Notice within the said 20 Business Day period (the "Comment Period"), then Seller shall be deemed to have accepted the Closing Statements.

           (c) If a Comment Notice is issued by Seller, then Seller, Buyer and the Auditors will use good faith efforts during the 10 Business Day period following the date of receipt of the Comment Notice by Buyer to resolve any difference they may have as to the issues in dispute. Such Comment Notice will identify with specificity the calculations or amounts with which Seller disagrees, or any other basis for such disagreement. In the event that Seller and Buyer reach agreement to resolve their differences within the 10 Business Day period they shall jointly prepare, execute and deliver to each other and the Auditors a certificate (the "Joint Certificate") setting forth their determinations with respect to all matters in dispute.

           (d) If Buyer and Seller cannot reach agreement during such 10 Business Day period referred to in Section 3.5(c), the disagreement shall be promptly submitted to an internationally recognized independent chartered accounting firm that does not have a conflict of interest with Seller or Buyer and selected by the Auditors (the "Independent Accountant"). The Independent Accountant shall conduct such additional review as is necessary to resolve the specific disagreements referred to it. The review of the Independent Accountant will be restricted as to scope to address only those matters as to which Buyer and Seller have not reached agreement pursuant to the preceding provisions. The Independent Accountant's determinations shall be completed as promptly as practicable but in no event later than 20 Business Days following its selection. Upon reaching its determinations with respect to those matters referred to it, the Independent Accountant shall then determine the terms of the Closing Statements. The Independent Accountant shall verify its determinations in writing by way of a certificate resolving the dispute submitted to it and the terms of the Closing Statements (the "Independent Certificate"), which shall be final and binding on Buyer and Seller and shall not be subject to appeal. The fees and expenses of the Independent Accountant shall be paid by Buyer.

           (e) If no Comment Notice is issued in accordance with subclause (b), or upon the Joint Certificate being delivered to the Auditors in accordance with subclause (c), or upon resolution of such dispute in accordance with subclause
(d), then in any such case, the Auditors shall prepare the Closing Statements (reflecting any such dispute resolution) in final form and shall deliver same to Buyer and Seller within 5 Business Days of the end of the Comment Period referred to in subclause (b), receipt of the Joint Certificate referred to in subclause (c) or the resolution of the dispute as provided for in subclause (d), as the case may be.

           (f) Upon the Litigation Claim becoming a Final Claim, Seller and Buyer, if applicable, shall instruct the Escrow Agent to release the Holdback held pursuant to the Holdback Escrow Agreement as follows: (i) any cost, expense or other Liability incurred by the Company with respect to the Litigation Claim after the Closing Date shall be paid to the Company from the Holdback and (ii) any amounts remaining in the Holdback after payment is made pursuant to clause
(i) shall be paid to Seller.

     3.6 Section 116 Certificate. Seller convenants and agrees with Buyer as follows:

           (a) Seller shall take all commercially reasonable steps to obtain and deliver to Buyer on or before Closing a certificate issued by the Minister of National Revenue under section 116 of the Income Tax Act (Canada) which references Seller as seller and Buyer as purchaser and which states that the proceeds of disposition or certificate limit is an amount which is no less than the Canadian dollar equivalent as of the Closing Date of the Purchase Price (a "Section 116 Certificate"); and

           (b) if a Section 116 Certificate is not so delivered on or before Closing, Buyer shall be entitled to withhold from the Closing Day Payment and deliver to the Escrow Agent an amount equal to the Canadian dollar equivalent as of the Closing Date of 25 percent of the

Purchase Price, which shall be held pursuant to an escrow agreement in the form attached hereto as Exhibit E (the "Section 116 Withholding Escrow Agreement").

     SECTION 4.  CLOSING.
                 -------

     4.1 Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Section 9 and Section 10, the Closing shall take place at 10:00 a.m. on the first Business Day which the parties may mutually agree upon in writing following the satisfaction of Section 9.3 (provided that such date shall be no later than ten Business Days following the satisfaction of Section 9.3), at the office of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201. Subject to the provisions of Section 11 of this Agreement, failure to consummate the purchase and sale provided for in this Agreement on such date shall not result in the termination of this Agreement and shall not relieve any party of any obligation under this Agreement. The date on which the Closing takes place is referred to herein as the "Closing Date".

     4.2 Actions to Occur at Closing. At the Closing, effective as of 12:01 a.m. on the Closing Date (the "Effective Time"):

           (a) Seller and/or the Company shall sell, transfer and deliver the Shares to Buyer, free and clear of all Liens and Claims;

           (b)  Seller and/or the Company shall deliver:

                (i) certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and otherwise in proper form for transfer, to Buyer;

                (ii) the certificates described in Sections 9.1 and 9.2, to Buyer;

                (iii) the resignations described in Section 8.9, to Buyer;

                (iv) evidence of the replacement of the Company's bank account signatories with Buyer's designees, to Buyer; and

                (v)   the Section 116 Certificate;

           (c)  Buyer shall deliver:

                (i)   an amount equal to the Closing Day Payment, to Seller;

                (ii) the certificates referred to in Sections 10.1 and 10.2, to Seller; and

                (iii) the Estimated Transfer Taxes, to the appropriate Government Authorities; and

           (d) Buyer and Seller shall execute and deliver from a joint instruction letter to the Escrow Agent instructing the Escrow Agent to distribute the Deposit to Seller.

     4.3   Transfer Taxes.

           (a) In accordance with Section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer under a plan confirmed under
Section 1129 of the Bankruptcy Code shall not be taxed under any Law imposing a Transfer Tax. The stock powers transferring the Shares to Buyer shall contain the following endorsement:

          "Because this instrument has been authorized pursuant to Order of the United States Bankruptcy Court for the Northern District of Texas relating to a plan of reorganization of Daiseytek, Incorporated, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. Section 1146(c)."

           (b) In the event Transfer Taxes are assessed at Closing or at any time thereafter on the transfer of any Shares, such Taxes incurred as a result of the transactions contemplated hereby shall be paid by Buyer. Buyer and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

           (c) No later than the close of business on the third Business Day before the Closing Date, Buyer shall deliver to Seller a good faith estimate of the Transfer Taxes required to be paid by Buyer pursuant to Section 4.3(b) (the "Estimated Transfer Taxes"). Buyer shall consult with Seller in good faith in determining the Estimated Transfer Taxes.

     SECTION 5.  REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.
                 ----------------------------------------------------

     The Company and Seller hereby, jointly and severally, represent and warrant to Buyer as follows:

     5.1   Authorization for Agreement; Consent and No Violation.

           (a) The Company has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Subject to the entry of the Sale Order, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions of the Company, and, subject to the entry and effectiveness of the Sale Order, this Agreement is, and the other Transaction Documents will be, duly executed and delivered and legal, valid and binding obligations of the Company enforceable in accordance with their terms.

           (b) Except for the entry of the Sale Order and as otherwise set forth on the Disclosure Schedule, Section 5.1(b), neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby by the Company requires the consent or approval of, the giving of notice to, registration, filing or recording with or the taking of any other action by, any Governmental Authority or any other Person.

           (c) Except as otherwise set forth in Disclosure Schedule, Section 5.1(c), the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Company shall not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or the creation of any Lien, upon any of the Shares, pursuant to (i) any provision of the organizational documents of the Company, (ii) the provisions of any material Contract to which the Company is a party, or (iii) applicable Law.

     5.2 Organization. The Company is an entity duly organized, validly existing under the laws of the Province of Ontario, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     5.3   Subsidiaries. The Company does not have any subsidiaries.

     5.4 Capital Structure. The authorized capital stock of the Company consists of an unlimited number of shares of Company Common Stock and an unlimited number of shares of non-cumulative, non-voting, redeemable Class A Preference Stock. As of the date of this Agreement, there are 3,150,020 shares of Company Common Stock issued and outstanding, and no shares of Company Common Stock are held by the Company in its treasury. No shares of capital stock of the Company are reserved for issuance for any other purpose. All the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote ("Voting Debt") on any matters on which holders of Company Common Stock may vote. There are no options, warrants, calls, rights, commitments, or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, or sell, or cause to be, issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company, or obligating the Company to grant, extend, or enter into any such option, warrant, call, right, commitment, or agreement. There are no outstanding contractual obligations of the Company to repurchase, redeem, or otherwise acquire any shares of Company Common Stock or other capital stock of the Company. Schedule 1 identifies as of the date of this Agreement the record and beneficial owner, if different, of the issued and outstanding shares of Company Common Stock. Upon entry and effectiveness of the Sale Order and Buyer's acquisition of the Shares at the Closing pursuant to the terms and conditions of this Agreement, Buyer will acquire 100% of the issued and outstanding capital stock of the Company and all securities convertible into, exercisable for or exchangeable into capital stock of the Company, free and clear of any Liens and Claims.

     5.5   No Finder's Fee. Except as set forth in the Disclosure Schedule,
Section 5.5, the Company has not employed or retained any broker, agent, finder, financial advisor or other party, or incurred any obligation for brokerage fees, finder's fees, financial advisory fees or commissions with respect to the transactions contemplated by this Agreement or the other Transaction Documents, or otherwise dealt with anyone purporting to act in the capacity of a finder, broker or financial advisor with respect thereto whereby Buyer may be obligated to pay such a fee or commission.

     5.6 Indebtedness. Disclosure Schedule, Section 5.6 sets forth a true and complete list of all agreements evidencing Indebtedness of the Company.

     5.7 Litigation. Except as set forth in the Disclosure Schedule, Section 5.7, there is no suit, action, litigation, investigation, claim, complaint, grievance or proceeding, including appeals and applications for review, in progress or, to the knowledge of the Company or Seller, threatened against or relating to the Company before any court, Governmental Authority, agency, board, commission, bureau or arbitration panel which if determined adversely to the Company would,

           (a)  have a Material Adverse Effect;

           (b) enjoin, restrict or prohibit the transfer of all or any part of the Shares as contemplated by this Agreement; or

           (c) prevent Seller from fulfilling any or all of its obligations set out in this Agreement or arising from this Agreement,

and, to the knowledge of the Company or Seller, there is no ground on which any such action, suit, litigation or proceeding might be commenced. Except as set forth in the Disclosure Schedule, Section 5.7, there is not presently outstanding against the Company any judgment, decree, injunction, rule or order of any court, Governmental Authority, agency, board, commission, bureau or arbitrator.

     5.8 Absence of Undisclosed Liabilities. The Balance Sheet was prepared in accordance with the past practice of the Company on a consistent basis and fairly presents in all material respects the financial position of the Company on July 31, 2003. Since July 31, 2003, the Company has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) which continue to be outstanding other than liabilities or obligations which were incurred in the ordinary and normal course of business consistent with past practice or which would not, individually or in the aggregate, have a Material Adverse Effect.

     5.9 Title to Assets. Except as set forth in Disclosure Schedule, Section 5.9, the Company is the sole beneficial owner of all of its material assets and property, real and personal, with good and valid title, or a valid leasehold or license interest in, to all such assets and property, free and clear of all Liens and Claims, except for Liens or Claims which would not, individually or in the aggregate, have a Material Adverse Effect.

     5.10 Taxes. The Company is not in violation of any Laws relating to Taxes which would have a Material Adverse Effect. The Company does not have any material liability, obligation or commitment for the payment of any Taxes or interest or penalties with respect thereto, except such as are disclosed in the Balance Sheet or such taxes or duties not yet due as have arisen since July 31, 2003 in the ordinary normal course of business and for which adequate provision in the accounts of the Company has been made. The Company is not a party to or bound by any Tax sharing agreement or Tax indemnification agreement. The Company is not in arrears with respect to any required withholdings or installment payments of any Taxes and has not filed any waiver extending the period for assessment, reassessment or collection of Taxes under the Income Tax Act (Canada) or any other legislation imposing Tax on the Company.

     SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLER.
                 ----------------------------------------

     Seller hereby represents and warrants to Buyer as follows:

     6.1   Authorization for Agreement; Consent and No Violation.

           (a) Seller has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Subject to the entry of the Sale Order, the execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions of Seller, and, subject to the entry and effectiveness of the Sale Order, this Agreement is, and the other Transaction Documents will be, duly executed and delivered and legal, valid and binding obligations of Seller enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar Laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of such remedies.

           (b) Except for the entry of the Sale Order and as otherwise set forth on the Disclosure Schedule, Section 6.1(b) neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby by Seller requires the consent or approval of, the giving of notice to, registration, filing or recording with or the taking of any other action by, any Governmental Authority or any other Person.

           (c) Except as set forth in Disclosure Schedule, Section 6.1(c), the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by Seller shall not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or the creation of any Lien, upon any of the Shares, pursuant to (i) any provision of the organizational documents of Seller,
(ii) the provisions of any Contract to which Seller is a party or (iii) applicable Law.

     6.2 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a material adverse effect its business.

     6.3 Owner of Shares. As of the date of this Agreement, Seller is the holder of record and owns beneficially that number of shares of Company Common Stock as set forth opposite its name on Schedule 1 hereto. As of the Closing Date, Seller will be the holder of record and will own beneficially that number of shares of such capital stock, as set forth opposite its name on

Schedule 1 hereto, free and clear of all Liens. Subject to the Bankruptcy's Court entry of the Sale Order, at the Closing, Buyer will receive good and valid title to the Shares owned by Seller, free and clear of all Liens and Claims. On the date hereof, there are no Liens or Claims against the Shares other than as disclosed on the Disclosure Schedule, Section 6.3. Subject to the Bankruptcy's Court entry and effectiveness of the Sale Order, at the Closing: (i) Seller will sell, deliver and transfer all right, title and interest in and to the Shares of Seller (and its bankruptcy estate) to Buyer, free and clear of all Liens and Claims including, without limitation, Liens and Claims of any creditor, any party in interest, or any Government Authority or any other Person holding a Claim or Lien against Seller or its bankruptcy estate; and (ii) Buyer will receive good and valid title to the Shares owned by Seller (and its bankruptcy estate), free and clear of all Liens and Claims including, without limitation, Liens and Claims of any creditor, any party in interest, or any Governmental Authority or any other Person holding a Claim or Lien against Seller or its bankruptcy estate.

     6.4   No Finder's Fee. Except as set forth in the Disclosure Schedule,
Section 6.4, Seller has not employed or retained any broker, agent, finder, financial advisor or other party, or incurred any obligation for brokerage fees, finder's fees, financial advisory fees or commissions with respect to the transactions contemplated by this Agreement or the other Transaction Documents, or otherwise dealt with anyone purporting to act in the capacity of a finder, broker or financial advisor with respect thereto whereby Buyer may be obligated to pay such a fee or commission.

     SECTION 7.  REPRESENTATIONS AND WARRANTIES OF BUYER.
                 ---------------------------------------

     Buyer hereby represents and warrants to Seller as follows:

     7.1   Authorization for Agreement; Consents and No Violations.

           (a) Buyer has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions of Buyer, and, subject to the entry and execution of the Sale Order, this Agreement is, and the other Transaction Documents to be executed and delivered by Buyer pursuant hereto shall be, duly executed and delivered and legal, valid and binding obligations of Buyer enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar Laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of such remedies.

           (b) Subject to the entry and execution of the Sale Order and except as set forth in Disclosure Schedule, Section 7.1(b), neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby by Buyer requires the consent or approval of, the giving of notice to, registration, filing or recording with or the taking of any other action by Buyer in respect of any Governmental Authority or any other Person.

           (c) Subject to the entry and execution of the Sale Order, and subject to the receipt of the consents or approvals set forth in Disclosure Schedule, Section 7.1(c), the execution and delivery of this Agreement and the other Transactions Documents and the consummation of the transactions contemplated hereby and thereby by Buyer shall not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under (i) any provision of the organizational documents of Buyer, (ii) the provisions of any Contract to which Buyer is a party, or (iii) applicable Law.

     7.2 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, has all the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could materially and adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

     7.3 Finder's Fees. Buyer has not employed or retained any broker, agent, finder, financial advisor or other party or incurred any obligation for brokerage fees, finder's fees, financial advisory fees or commissions with respect to the transactions contemplated by this Agreement or the other Transaction Documents, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker or financial advisor with respect thereto whereby Seller may be obligated to pay such a fee or a commission.

     7.4 No Rights or Options to Purchase. Buyer does not have, nor does any Affiliate of Buyer have, any interest in, right or option to purchase any of the Shares which arises or exists outside of the terms of this Agreement.

     7.5 Financing. Buyer has sufficient funds available to pay the Purchase Price and consummate the transactions contemplated hereby and the other Transaction Documents and all fees and expenses related thereto. Buyer acknowledges that its obligations under this Agreement are not subject to any conditions regarding its ability to obtain financing for the transactions contemplated by this Agreement and the other Transaction Documents.

     7.6 Investment Intent. The Shares are being acquired by Buyer for its own account, for investment and with no intention of distributing or reselling such Shares or any part thereof or interest therein in any transaction which would be a violation of the securities laws of the United States of America or any state or any foreign country or jurisdiction.

     SECTION 8.  COVENANTS.
                 ---------

     8.1   Seller's Chapter 11 Bankruptcy Case.

           (a) This Agreement and the transactions contemplated hereby are subject to (i) the terms and conditions of the Procedure Approval Order, (ii) the approval and authorization of the Bankruptcy Court by the entry of the Sales Order and (iii) the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

           (b) Seller shall file with the Bankruptcy Court a motion with supporting papers (the "Sale Motion"). The Sale Motion shall seek, inter alia, the entry of the Sale Order approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. Seller shall use commercially reasonable efforts to promptly seek entry of the Sale Order.

     8.2 Break-Up Fee. Pursuant to the Procedure Approval Order, Seller shall be obligated to pay Buyer, without set-off, a termination fee equal to $600,000 (the "Break-Up Fee") if the Agreement is terminated pursuant to Section 11.1(a)(vi) and shall forthwith provide notice to the Buyer upon such obligation arising. The Break-Up Fee shall be payable as an allowed administrative expense under Section 503(b) of the Bankruptcy Code. Seller shall pay the Break-Up Fee to Buyer by wire transfer of immediately available funds to an account designated by Buyer within three Business Days after a termination of the Agreement pursuant to Section 11.1(a)(vi).

     8.3   Company's Employees.

           (a) Buyer shall take such action as may be necessary so that on and after the Closing Date and for one year thereafter, the employees of the Company for so long during such one year period as such employees remain employed by the Company ("Business Employees") are either, as the Buyer may determine, (i) provided employee benefits, plans and programs (including but not limited to incentive compensation, life insurance, welfare, retirement, pension, severance, salary continuation and fringe benefits) which, in the aggregate, are not materially less favorable than those made available by the Company immediately prior to the Closing Date or (ii) provided employee benefits, plans and programs on substantially the same basis as employees of the Buyer having similar responsibilities and positions. For purposes of eligibility to participate and vesting in all benefits provided by Buyer to Business Employees, such Business Employees will be credited with their years of service with the Company and prior employers to the extent service with the Company and prior employers is taken into account under the plans of the Buyer. The eligibility of any Business Employee to participate in any welfare benefit plan or program of Buyer shall not be subject to any exclusions for any pre-existing conditions or waiting periods if such individual has met the participation requirements of similar benefit plans and programs of the Seller.

           (b) The provisions of this Section 8.3 shall neither create any rights in any Business Employee to continued employment with Buyer for any specified period of time, nor create any third-party beneficiary rights in any Business Employee or any other Person (including any heir, beneficiary, executor, administrator, or representative of any Business Employee or any other Person claiming through any such employee or other Person), with respect to such employee's or other Person's employment or any term or condition thereof.

     8.4 Access. From and after the date of this Agreement until the Closing Date, Seller and the Company shall, upon reasonable advance notice, (a) afford to Buyer's officers, independent public accountants, counsel, lenders, consultants and other representatives, reasonable access during normal business hours to the Business and the Company and all records pertaining to the Business and the Company and (b) furnish to Buyer such documents and information concerning the Business and the Company as Buyer from time to time may reasonably request. This access shall be subject to any existing confidentiality agreements and to the execution of additional confidentiality agreements reasonably required by Seller and the Company. Buyer shall not be entitled to (i) access to any materials containing privileged communications, (ii) information about employees, disclosure of which might violate an employee's reasonable expectation of privacy, (iii) bids, letters of intent, expressions of interest or other proposals received from others in connection with the Business, the Shares or the Company, or (iv) information in violation of Applicable Law or that would cause a breach of any obligation by which Seller is bound. Buyer shall indemnify, defend and hold harmless Seller from and against any and all Liabilities asserted against or suffered by them relating to, resulting from or arising out of, examinations or inspections made by Buyer or its representatives pursuant to this Section 8.4.

     8.5 Conduct of the Business. Without in any way limiting any other obligations of Seller or the Company hereunder, during the period from the date hereof to the Closing, the Company agrees to, and the Seller shall cause the Company to, conduct the Business only in the ordinary and normal course consistent with past practice since the filing of the Bankruptcy Cases.

     8.6 Notification. Prior to the Closing, Seller and the Company shall notify Buyer, and Buyer shall notify Seller and the Company, of any litigation, arbitration, appeal or administrative proceeding pending, or, to its knowledge, threatened against Seller, the Company or Buyer, as the case may be, which challenges the transactions contemplated hereby.

     8.7 Injunctions. Prior to the Closing, if any Governmental Authority issues or otherwise promulgates any injunction, stay, decree or similar order which prohibits the consummation of the transactions contemplated hereby, the parties shall use their respective commercially reasonable best efforts to have such injunction, stay, decree or order dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

     8.8 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, the fulfillment of the conditions set forth in Section 9 and Section 10 to the extent that the fulfillment of such is within the control of such party. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement and their duly authorized representatives shall use commercially reasonable efforts to take all such action.

     8.9 Resignations of Directors and Officers. On or before the Closing, the Company and Seller shall cause all non-employee directors and/or officers of the Company to deliver their written resignations to Buyer, which resignations shall be effective on or before the Closing. Each such resignation shall release the Company from all claims such directors or officers may have against the Company, including, without limitation, in respect of termination pay, loans, or advances.

     8.10 Bank Accounts. On or before the Closing, the Company shall, and Seller shall cause the Company to, take all actions necessary to remove the existing signatories to all bank accounts of the Company as of the Closing Date and to replace such signatories effective as of the Closing Date with individuals to be designated at least three (3) Business Days prior to the Closing Date by Buyer.

     8.11  Transition Services.

           (a) Seller, at its sole cost and expense, shall provide to the Company technology, computer and telecommunication services similar to those provided by Seller or its related entities to the Company as at the date hereof, including, without limitation, the IBM A/S 400 Computer System and the J.D. Edwards ERP System (the "Transition Services"). Such Transition Services shall be provided by the Seller to the Company for a term commencing on the Closing Date and ending on the date (the "Transfer Date") that such Transition Services have been assumed by the Company and/or the Service Provider. Other than with respect to Buyer's or the Company's overhead and/or indirect expenses, Seller shall pay all costs and expenses, including, without limitation, obtaining valid and paid-up licenses for all applicable software, related to such transfer.

           (b) On or before the Closing Date, Buyer shall identify, by written notice to Seller, a third party (the "Service Provider") who will provide the Transition Services to the Company following the transfer described in Section 8.11(a). Following the Closing Date until the Transfer Date, (i) each party hereto shall work in a commercially reasonable and diligent manner to effect the assumption of such Transition Services by the Company and/or the Service Provider and (ii) each party hereto agrees to afford to the other's employees and other representatives reasonable access, upon reasonable advance notice, to each other's employees, agents and premises with respect to such assumption.

     8.12 Collection of Accounts Receivable. From and after the Closing Date and for a period of 120 days thereafter, Buyer shall use commercially reasonable efforts, consistent with the Company's customary collection practices as of the date hereof, to cause the Company to collect the Accounts Receivable.

     8.13 Sales of Inventory. From and after the Closing Date and for a period of 120 days thereafter, Buyer shall use its commercially reasonable efforts, consistent with the Company's customary sales practices (including, without limitation, the sale of Inventory in a first-in, first-out manner) as of the date hereof, to cause the Company to sell the Inventory on terms and conditions no less favorable than utilized by the Company on the date hereof.

     8.14 Payment of Indebtedness. Immediately prior to the Closing, the Company shall use all available cash-on-hand to repay outstanding principal and interest under that certain credit arrangement issued pursuant to a Letter Commitment dated February 27, 2001 of The Bank of Nova Scotia and that certain credit arrangement issued pursuant to an Advisory Letter, dated March 15, 2001 of the Toronto-Dominion Bank (collectively, the "Credit Arrangements").

     8.15 Inter-Company Indebtedness. On or before the Post-Closing Payment Date, Buyer shall cause the Company to pay to Seller all amounts outstanding shown as "I/Co Payables" on the Closing Balance Sheet. Upon the Effective Time, Seller and Seller's Affiliates who are debtors in possession in the Bankruptcy Cases shall release, waive and discharge any and all Claims, Liens and causes of action they have or may have against the Company, and its existing employees or assets, including, without limitation, Claims under Chapter 5 of the Bankruptcy Code and any avoidance claims or causes of action under the Bankruptcy Code and any alleged obligations or Indebtedness owed by Company to Seller; provided however, that the foregoing release does not release, waive or discharge any obligations of the Company or Buyer contained in this Agreement or related documents, including without limitation, Buyer's obligation in this Section 8.15.

     8.16 Competition Act. Within ten (10) Business Days after the execution of this Agreement, Buyer and Seller shall file an appropriate pre-merger notification under Section 114 of the Competition Act. Filing fees shall be the responsibility of Buyer provided that each party hereto shall be responsible for its own legal fees in connection with the pre-merger notification. Each of Buyer and Seller shall (i) consult with the other and its representatives in preparing and making any filings and communications in connection with any application or filing made under the Competition Act; (ii) provide the other and its representatives with copies of all applications, filings, notifications, submissions and other correspondence or documents (including drafts thereof and any correspondence provided to or from the Commissioner) in order for the other to provide its reasonable comments, related to the satisfaction of the conditions to Closing together with such written advice and information with respect to the status of the other's efforts to obtain the satisfaction of the conditions to Closing as the other or its representatives may reasonably request; and (iii) keep the other and it representatives reasonably informed as to the status of the proceedings related to its filings. Each party shall use all reasonable efforts with respect to all matters within its control to satisfy the conditions referred to in Sections 9.8 and 10.6.

     8.17 Litigation Claim. Until the date that the Litigation Claim becomes a Final Claim, Seller or its designee shall assume and provide the defense of the Company with respect thereto, including any settlement or possible appeal. Such defense of the Company shall be conducted through counsel selected by Seller and approved by Buyer, which approval shall not be unreasonably withheld or delayed, and Buyer and the Company (as applicable) shall fully cooperate with Seller and counsel selected by Seller in connection therewith. Buyer and Seller acknowledge that Bailey Cavalieri, LLC is currently representing the Company with respect to the Ohio Lawsuit with the assistance of Vinson & Elkins L.L.P., and that Vinson & Elkins L.L.P. is representing the Company's Affiliates in the Adversary Proceeding with respect to the Litigation Claim. By its execution of this Agreement, Buyer approves of such counsel pursuant to this Section 8.17. In the event that Seller fails to actively and diligently defend the Litigation Claim, within ten Business Days after receipt of written notification from Buyer or the Company challenging the adequacy of such defense, and upon failure of Seller to satisfy Buyer's or the Company's concerns in this regard, Buyer or the Company shall have the right to undertake the defense of the Litigation Claim or any appeal related thereto. Seller shall obtain the prior written approval of the Company (such approval not to be unreasonably withheld or delayed) before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of all or any portion of the Litigation Claim or any liability in respect thereof. Seller shall not consent to the entry of any judgment or enter into any settlement with respect to the

Litigation Claim that does not include as an unconditional term thereof the giving to the Company by each claimant or plaintiff of a release from all liability in respect of the Litigation Claim.

     SECTION 9.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.
                 -------------------------------------------

     The obligations of Buyer at the Closing hereunder are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, on or prior to the Closing Date of the conditions set forth below.

     9.1 Representations and Warranties True. Each of the representations and warranties made by Seller and the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except to the extent that such representations or warranties speak as of an earlier date, in which case such representations and warranties shall speak as of such earlier date); provided that any such representation or warranty that by its terms is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified by the above reference to "in all material respects." Seller and the Company shall have delivered to Buyer a certificate, dated the Closing Date and signed by an officer of Seller and the Company, respectively, as to the satisfaction of the condition contained in this Section 9.1.

     9.2 Compliance with Agreement. Each of Seller and the Company shall have performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by Seller or the Company (as appropriate) prior to or on the Closing Date. Seller and the Company shall have delivered to Buyer a certificate, dated the Closing Date and signed by an officer of Seller and the Company, respectively, as to the satisfaction of the condition contained in this Section 9.2.

     9.3   Bankruptcy Court Approval.

           (a) This Agreement and the transactions contemplated hereby shall have been approved by the Bankruptcy Court by entry of the Sale Order;

           (b) Any stay of the Sale Order under Bankruptcy Rule 6004 or otherwise shall have expired, and such Sale Order shall not have been stayed as of the Closing Date; and

           (c) The Sale Order and notice of the Sale Motion and the sale of the Shares to Buyer shall be reasonably satisfactory to Buyer in form and substance.

     9.4 Compliance with Applicable Law. Other than with respect to compliance with the Competition Act, all requirements of any Applicable Law necessary for the valid consummation of the transactions contemplated herein to occur at the Closing shall have been fulfilled and all filings required to be made with any Governmental Authority under any Applicable Law and all consents, approvals and orders required to be obtained from any Governmental Authority under any Applicable Law, in each case, in order to permit the parties hereto to consummate the transactions contemplated hereby shall have been made or obtained.

     9.5 No Injunctions. No temporary restraining order, preliminary or permanent injunction, stay or other order issued by any Governmental Authority preventing the consummation of the transactions contemplated hereby to occur at the Closing shall be in effect.

     9.6 Material Adverse Effect. The Business shall not have incurred or suffered any event or circumstance that has had a Material Adverse Effect.

     9.7 No Liens or Claims. Seller shall have delivered evidence, reasonably satisfactory to Buyer, that (i) all Liens against the Shares have been released and discharged and (ii) all guarantee (other than any guarantee asserted in the Litigation Claim) of the Company delivered, and/or security granted by the Company, in respect of obligations or liabilities of Seller shall have been discharged.

     9.8   Competition Act. The appropriate time period specified in Section
123 of the Competition Act shall have expired and neither the Commissioner nor the Competition Tribunal as authorized under the said Act shall have taken, or have indicated their intention to take, any action under the said Act, whether before or after the Closing Date which could materially interfere with or detrimentally affect the transactions contemplated by the Transaction Documents.

     9.9 Transaction Documents. Seller and the Company shall have executed and tendered for delivery to Buyer all Transaction Documents to be delivered by Seller and the Company at Closing pursuant to this Agreement.

     SECTION 10. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.
                 --------------------------------------------

     The obligations of Seller at the Closing hereunder are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver, on or prior to the Closing Date of the conditions set forth below.

     10.1 Representations and Warranties True. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date; provided that any such representation or warranty that by its terms is qualified by a materiality standard or a material adverse effect qualification shall not be further qualified by the above reference to "in all material respects." Buyer shall have delivered to Seller and the Company a certificate, dated the Closing Date and signed by an officer of Buyer, as to the satisfaction of the condition contained in this Section 10.1.

     10.2 Compliance with Agreement. Buyer shall have performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date. Buyer shall have delivered to Seller and the Company a certificate, dated the Closing Date and signed by an officer of Buyer, as to the satisfaction of the condition contained in this Section 10.2.

     10.3 Bankruptcy Court Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Bankruptcy Court by entry of the Sale Order, and the Sale Order shall not have been stayed as of the Closing Date.

     10.4 Compliance with Applicable Law. Other than with respect to compliance with the Competition Act, all requirements of any Applicable Law necessary for the valid consummation of the transactions contemplated herein to occur at the Closing shall have been fulfilled and all filings required to be made with any Governmental Authority under any Applicable Law and all consents, approvals and orders required to be obtained from any Governmental Authority under any Applicable Law, in each case, in order to permit the parties hereto to consummate the transactions contemplated hereby shall have been made or obtained.

     10.5 No Injunctions. No temporary restraining order, preliminary or permanent injunction, stay or other order issued by any Governmental Authority preventing the consummation of the transactions contemplated hereby to occur at the Closing shall be in effect.

     10.6  Competition Act. The appropriate time period specified in Section
123 of the Competition Act shall have expired and neither the Commissioner nor the Competition Tribunal as authorized under the said Act shall have taken, or have indicated their intention to take, any action under the said Act, whether before or after the Closing Date which could materially interfere with or detrimentally affect the transactions contemplated by the Transaction Documents.

     10.7 Transaction Documents. Buyer shall have executed and tendered for delivery to Seller and the Company all Transaction Documents to be delivered by Buyer at Closing pursuant to this Agreement.

     SECTION 11. TERMINATION, BREAK-UP FEE AND REMEDIES.
                 --------------------------------------

     11.1  Termination and Abandonment.

           (a) This Agreement may be terminated and abandoned on or prior to the Closing Date as follows:

                (i) by Buyer, upon the occurrence of a material breach of one or more representations, warranties, covenants or obligations of Seller or the Company that has not been waived by Buyer; provided that any representation or warranty that by its terms is qualified by a materiality standard or material adverse effect qualification shall not be further qualified by the above reference to "material"; provided, further that, if such material breach of any representation, warranty, covenant or obligation is capable of being cured by Seller or the Company, Seller or the Company (as appropriate) shall have the opportunity to cure such material breach for a period of 10 days from the date of written notice of such breach;

                (ii) by Seller or the Company, upon the occurrence of a material breach of one or more representations, warranties, covenants or obligations of Buyer that has not been waived by Seller and the Company; provided that any representation or warranty that by its terms is qualified by a materiality standard or material adverse effect qualification shall not be further qualified by the above reference to "material"; provided, further that, if such material breach of a representation, warranty, covenant or obligation (other than any covenant to or obligation to pay money pursuant to this Agreement) is capable of being cured by Buyer, Buyer shall have the opportunity to cure such material breach for a period of 10 days from the date of written notice of such material breach;

                (iii) by mutual written consent of the parties hereto;

                (iv) by either Seller and the Company, on one hand, or Buyer, on the other hand, if the Closing has not occurred on or before October 27, 2003 (the "Outside Date"); provided, however, that this right to terminate this Agreement shall not be available to a party hereto whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                (v) by either Buyer, on one hand, or Seller and the Company, on the other hand, if a Governmental Authority shall have issued an order, decree, or ruling or taken any other action, in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become a Final Order; and

                (vi) by Seller and the Company, upon payment of the Break-Up Fee and the Deposit to Buyer, contemporaneously with the closing and funding of a transaction with a Successful Bidder (as such term is defined in the Procedure Approval Order) involving all or any portion of the Shares or substantially all of the assets of the Company that is approved by the Bankruptcy Court by entry of the Sale Order.

           (b) In the event of termination of this Agreement by Seller and the Company, on one hand, or Buyer, on the other hand, written notice shall promptly be given to the other party and, subject to Section 12.2, each party shall pay its own expenses incident to the preparation for the consummation of this Agreement and the transactions contemplated hereby. Upon termination of this Agreement pursuant to Section 11.1(a), the obligations of the parties set forth herein shall forthwith be of no further force and effect; provided, however, that Section 11.1(a), this Section 11.1(b) and Sections 8.2, 11.2, 11.3 and 12.2 through 12.16, and the obligations thereunder and the rights and remedies for any breaches of this Agreement occurring prior to such termination, in each case, shall survive any such termination.

     11.2  Break-Up Fee.

           (a) If this Agreement is terminated by Seller and the Company pursuant to Section 11.1(a)(vi), upon receiving a Break-Up Fee and Deposit pursuant to Section 8.2, Section 11.1(a)(vi), and Section 11.3(c), Buyer may not claim any additional damages as a result of such termination, and Buyer hereby waives any right to seek any additional damages against Seller, the Company or any of their Affiliates, including consequential damages.

           (b) As a condition of payment, and upon receipt of the Break-Up Fee and Deposit pursuant to Section 8.2, Section 11.1(a)(vi) and Section 11.3(c), Buyer hereby irrevocably and unconditionally releases, acquits, and forever discharges Seller and the Company and their respective successors, assigns, officers, directors, employees, agents, stockholders, subsidiaries, parent companies and other Affiliates (corporate or otherwise) of and from any and all Released Claims arising out of, based upon, resulting from or relating to the negotiation, execution, performance, breach or otherwise related to or arising out of the Transaction Documents or any agreement entered into in connection therewith or related thereto.

           (c) Upon the Break-Up Fee and Deposit being payable to Buyer pursuant to Section 8.2, Section 11.1(a)(vi) and Section 11.3(c), Seller hereby irrevocably and unconditionally releases, acquits, and forever discharges Buyer and its respective successors, assigns, officers, directors, employees, agents, stockholders, subsidiaries, parent companies and other Affiliates (corporate or otherwise) of and from any and all Released Claims arising out of, based upon, resulting from or relating to the negotiation, execution, performance, breach or otherwise related to or arising out of the Transaction Documents or any agreement entered into in connection therewith or related thereto.

     11.3  Return of Deposit and Remedies.

           (a) If, prior to the Closing, Buyer should breach this Agreement in a manner which gives rise to a termination right pursuant to Section 11.1(a)(ii), then Seller shall receive the Deposit and Seller and the Company may pursue any and all other rights and remedies available to it under law or equity, including the right to seek consequential damages.

           (b) If, prior to the Closing, Seller should breach this Agreement in a manner that gives rise to a termination right pursuant to Section 11.1(a)(i), then Buyer shall receive from Seller within two Business Days of such termination the Deposit, and Buyer may pursue all other rights and remedies available to it under law or equity, including the right to seek consequential damages.

           (c) If this Agreement is terminated by Seller and the Company pursuant to Section 11.1(a)(ii), Buyer and Seller shall promptly instruct the Escrow Agent to release the Deposit to Seller. If this Agreement is terminated either by Buyer, on one hand, or Seller and the Company, on the other hand, pursuant to any provision of Section 11 (other than a termination by Seller and the Company pursuant to Section 11.1(a)(ii)), then, Buyer and Seller shall promptly instruct the Escrow Agent to release the Deposit to Buyer.

           (d) Except as expressly provided in this Article 11, Buyer, on the one hand, Seller and the Company, on the other hand, shall be entitled to pursue any and all rights and remedies available to it under law or equity, including the right to seek consequential damages, for, or by reason of, any breach of this Agreement by Seller and/or Company, on the one hand, or Buyer, on the other hand, respectively.

     SECTION 12. MISCELLANEOUS
                 -------------

     12.1  Indemnification.

           (a)  Indemnification by Seller.

                (i) From and after the Closing and subject to the limitations set forth in this Section 12.1, Seller shall indemnify, defend and hold harmless Buyer and the Company from and against any and all claims, losses, damages, liabilities, obligations or expenses of any kind or type, including reasonable third-party legal fees and expenses, but excluding lost profits or other consequential or punitive damages claimed by each of Buyer and the Company for its own account (collectively, "Representation and Covenant Losses"), to the extent arising or resulting from (x) the inaccuracy or breach of any representation or warranty contained in Section 5.8,
Section 5.10 or Section 6.3 (collectively, such representations and warranties, the "Surviving Representations") or (y) the covenants of Seller contained in this Agreement to be performed following the Closing (other than the covenants of Seller contained in Section 8.11.

                (ii) From and after the Closing and subject to the limitations set forth in this Section 12.1, Seller shall indemnify, defend and hold harmless Buyer and the Company from and against any and all claims, losses, damages, liabilities, obligations or expenses of any kind or type, including reasonable third-party legal fees and expenses, but excluding punitive damages claimed by each of Buyer and the Company for its own account (collectively, "Transition Services Losses" and collectively with the Representation and Covenant Losses, the "Losses"), to the extent arising or resulting from the covenants of Seller contained in Section 8.11 this Agreement to be performed following the Closing.

           (b) Survival. Regardless of any investigation at any time (whether before or after the execution of this Agreement) made by or on behalf of any party hereto or of any information any party may have in respect thereof, the representations and warranties contained in this Agreement shall not survive the Closing. Notwithstanding the previous sentence, the Surviving Representations shall survive the Closing until the Post-Closing Payment Date. The covenants contained in this Agreement that are performable in their entirety prior to or at Closing shall not survive the Closing, and the covenants that are able to be performed after Closing shall survive the Closing indefinitely until such are fully performed.

           (c) Indemnification Amounts. Any indemnification owing to Buyer or the Company pursuant to Section 12.1(a) shall be (1) reduced by any amounts recovered by Buyer or the Company pursuant to (i) any insurance coverage with respect thereto, and (ii) amounts recovered pursuant to any counterclaim or otherwise from any third party based on any claims Buyer or the Company has against any such third party that reduces the Losses that would otherwise be sustained (in each case net of the costs of recovery thereof), and (2) reduced by any Tax benefit realized by Buyer or the Company arising from the incurrence or payment of any such Losses. In computing the amount of any such Tax benefit, Buyer or the Company (as applicable) shall be deemed to fully utilize, at the highest marginal Tax rate then in effect, all Tax items arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Losses.

           (d)  Indemnification Procedures - Third Party Claims.

                (i) If Buyer or the Company receives written notice of the commencement of any action or proceeding or the assertion of any claim by a third party (including, but not limited to, any Governmental Authority) or the imposition of any penalty or assessment for which indemnity may be sought under this Section 12.1 (a "Third Party Claim"), and Buyer or the Company intends (as applicable) to seek indemnity pursuant to this Section 12.1, Buyer or the Company shall promptly provide Seller with notice of such Third Party Claim. Seller shall be entitled to participate in or, at its option, assume the defense, appeal or settlement of such Third Party Claim (without admitting liability to Buyer, the Company or the third party). Such defense, appeal or settlement shall be conducted through counsel selected by Seller and approved by Buyer, which approval shall not be unreasonably withheld or delayed, and Buyer or the Company (as applicable) shall fully cooperate with Seller in connection therewith. In the event that Seller fails to so assume, or for any reason is unable to assume, the defense, appeal or settlement of any Third Party Claim within ten Business Days after receipt of notice thereof from Buyer or the Company, Buyer or the Company (as applicable) shall have the right to undertake the defense, appeal or settlement of such Third Party Claim and, if such Third Party Claim is one for which Buyer or the Company (as applicable) is entitled to be indemnified under this Section 12.1, such defense, appeal or settlement of such Third Party Claim shall be at the expense and for the account of Seller.

                (ii) Buyer or the Company (as applicable) shall be entitled, at its own expense, to participate in the defense of such Third Party Claim; provided, however, that Seller shall pay the reasonable attorneys' fees of Buyer or the Company if (1) the employment of separate counsel shall have been authorized in writing by Seller in connection with the defense of such Third Party Claim, (2) Buyer or the Company shall have reasonably concluded that there may be defenses available to it that are different from or additional to those available to Seller, or (3) Buyer's or the Company's counsel shall have advised Buyer or the Company in writing, with a copy delivered to Seller, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel.

                (iii) Seller shall obtain the prior written approval of Buyer or the Company (as appropriate) before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of any Third Party Claim or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against Buyer or the Company.

                (iv) Seller shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to Buyer and the Company of a release from all liability in respect of such Third Party Claim.

                (v) Notwithstanding Section 12.1(d)(i), Seller shall not be entitled to control (but shall be entitled to participate at its own expense in) the defense or settlement, compromise, admission, or acknowledgment of any Third Party Claim (1) as to which Seller fails to assume the defense within ten Business Days after receipt of notice thereof from Buyer or the Company or (2) to the extent the Third Party Claim seeks an order, injunction, or other equitable relief against Buyer; provided, however, that, with respect to this clause (2) above, Buyer shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of Seller without the prior written consent of Seller (which consent shall not unreasonably be withheld).

           (e) Direct Claims. In any case in which Buyer or the Company seeks indemnification hereunder which is not subject to Section 12.1(d) because no Third Party Claim is involved, Buyer or the Company (as appropriate) shall promptly notify Seller in writing of any Losses which it claims are subject to indemnification under the terms hereof.

           (f) Limited Recourse. Whenever Seller is required to pay any claim by Buyer or the Company pursuant to this Section 12.1 such payment shall not be actually made by Seller to Buyer or the Company (as appropriate), but shall be deemed made by Seller to Buyer or the Company (as applicable) by means of a set-off against the payment due to Seller pursuant to Section 3.4(a). Notwithstanding anything to the contrary in this Agreement, Seller's liability pursuant to this Section 12.1 shall not (i) exceed the aggregate amount due to Seller from Buyer pursuant to Section 3.4(a) or (ii) be set-off against any other payment due to Seller pursuant to this Agreement or otherwise. If Buyer or the Company has asserted good faith indemnification claim(s) on or before 5:00 p.m. Dallas time on the Post Closing Payment Date in accordance with Section 12.1(g), Buyer may withhold from the payment due to Seller pursuant to Section 3.4(a) the amount of all such unresolved claims pending the final adjudication or settlement of such claim or Losses. Following such final adjudication or settlement of each such pending claim or Losses, to the extent that Seller is not required to indemnify Buyer or the Company pursuant to this Section 12.1, Buyer shall pay such withheld amount with respect to such pending claim or Losses to Seller in immediately available funds to an account designated by Seller.

           (g) Limitation as to Time. Seller shall not be liable for any claims or Losses pursuant to this Section 12.1 unless a written claim for indemnification in accordance with this Section 12.1 is given by the Company or Buyer with respect thereto on or before 5:00 p.m. Dallas time on the Post Closing Payment Date.

           (h) Sole and Exclusive Remedy. Seller, the Company and Buyer each acknowledge and agree that, after the Closing Date, notwithstanding any other provision of this Agreement or the other Transaction Documents to the contrary, Buyer's and the Company's sole and exclusive remedy with respect to breaches of the Surviving Representations and the covenants to be performed by Seller following the Closing and any and all other claims or Losses relating to the subject matter of the Transaction Documents shall be in accordance with, and limited by, the provisions set forth in this Section 12.1.

           (i) Treatment of Payments. Any indemnification payments made pursuant to this Section 12.1 shall be treated by Buyer and Seller as an adjustment to the Purchase Price for tax purposes unless otherwise required by Applicable Law.

     12.2 Expenses. Except as otherwise set forth in this Section 12.2, each of the parties hereto agrees to be responsible for its own costs, without right of reimbursement from the others, incurred by it incident to the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated, including those costs incident to the preparation, execution and delivery of this Agreement and the other Transaction Documents, and the fees and disbursements of legal counsel, the accountants and consultants employed by the respective parties in connection with the transactions contemplated by this Agreement. In the event of a dispute between Buyer, on the one hand, and Seller and the Company, on the other hand, in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto hereby agrees that, without limiting in any respect any of its other rights and remedies, the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

     12.3 Assignment. No party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement and any attempted assignment without such written consent shall be null and void and without legal effect.

     12.4 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the United States of America (including, without limitation, the Bankruptcy Code), to the extent applicable, and the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance.

     12.5 Amendment and Modification; Waiver. Buyer, on the one hand, and Seller and the Company, on the other hand, may amend, modify and supplement this Agreement in such manner as may be mutually agreed by them in writing. Any provision of this Agreement may be waived only in a writing signed by the party to be charged with such waiver. No course of dealing between Buyer, on the one hand, and Seller and the Company, on the other hand, shall be effective to amend or waive any provision of this Agreement.

     12.6 Notices. All notices, requests, demands and other communications hereunder shall be in writing and deemed to be duly given, (i) when delivered by hand, with a record of receipt, (ii) the fourth day after mailing, if mailed by certified or registered mail, return receipt requested with postage prepaid,
(iii) the day delivered by a nationally recognized overnight courier, with a record of receipt, or (iv) the day of transmission, with confirmation of receipt, if delivered by facsimile or telecopy during regular business hours (which regular business hours shall be 9:00 am - 5:00 pm on each Business Day), or the day after transmission, with confirmation of receipt, if delivered by facsimile or telecopy after regular business hours, to the parties at the following addresses or telecopy numbers (or to such other address or telecopy number as a party may have specified by the notice given to the other party pursuant to this provision):

           If to Buyer or, following the Closing, the Company:

           EMJ Data Systems Ltd.
           7067 Wellington Road 124
           R.R. 6, Guelph, Ontario
           Canada N1H 6N1
           Attention: President
           Fax: (519) 837-1479

           with a copy to:

           Gowling Lafleur Henderson LLP

           Suite 1020, 50 Queen Street North
           Kitchener, Ontario
           Canada N2H 6M2
           Attention: W. David Petras
           Fax: (519) 571-5006


           If to Seller or, prior to the Closing, the Company:

           Daisytek, Incorporated
           1025 Central Expressway South
           Suite 200
           Allen, Texas 75013
           Attention: Dale Booth
           Fax: (972) 424-4604


           with a copy to:


           Vinson & Elkins L.L.P.
           2001 Ross Avenue
           Suite 3700
           Dallas, Texas  75201
           Attention: Paul E. Heath
           Facsimile: (214) 999-7976

or to such other addresses as either party may provide to the other in writing.

     12.7 Entire Agreement. Except for any confidentiality agreements between the parties not contained in this Agreement (which shall survive the execution and delivery of this Agreement), this Agreement (including the exhibits and schedules hereto), together with the Sale Order, cancels, merges and supersedes all prior and contemporaneous understandings and agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire agreement of the parties hereto, and the parties hereto have no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

     12.8 Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and to their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     12.9 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     12.10 Headings. The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

     12.11 Schedules. All of the exhibits and schedules attached hereto are incorporated herein and made a part of this Agreement by reference. Any capitalized term used in any exhibit or schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.

     12.12 Jurisdiction; Service of Process. During the Bankruptcy Cases, and prior to the entry of a final decree by the Bankruptcy Court closing such cases, any suit, action or proceeding between the parties hereto relating to this Agreement, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement or any other Transaction Document shall be commenced and maintained exclusively in the Bankruptcy Court. The parties hereto submit themselves unconditionally and irrevocably to the personal jurisdiction of such court. Buyer, and the Company following the Closing, hereby appoints Mark Estill - Vice President, EMJ America, 220 Chatham Business Drive, Pittsbourough, North Carolina 27312, as agent for service of process hereunder.

     12.13 Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) "including" means including, without limitation; and (d) words in the singular include the plural and words in the plural include the singular.

     12.14 Access to Information. After the Closing Date, Buyer and the Company, on one hand, and Seller, on the other hand, shall grant to the other such access to their respective financial records and other books and records in their possession related to their conduct of the Business and such cooperation and assistance as shall be reasonably required to enable each of them to complete their legal, regulatory, stock exchange and financial reporting requirements, to complete their Tax Returns or for other reasonable business purposes. In the event that any such Tax Return becomes the subject of any audit or investigation, Buyer and the Company, on one hand, and Seller, on the other hand, shall give the other all reasonable cooperation, access and assistance as needed during normal business hours with respect to such financial data and other books and records as may be necessary to enable such first party to defend any such audit or investigation. Each party shall, for a period of six years after the Closing Date plus any additional time during which such party has been advised that there is an ongoing Tax audit or investigation with respect to such periods, keep such financial records and other books and records reasonably accessible and not destroy or dispose of such materials without the written consent of Buyer and the Company, on one hand, or the Seller, on the other hand, as applicable. Buyer and the Company, on one hand, and Seller, on the other hand, shall promptly reimburse the other for its reasonable out-of-pocket expenses associated with requests made by such first party under this Section 12.14, but no other charges shall be payable by the requesting party to the other party in connection with such requests.

     12.15 Public Announcements.

           (a) No party hereto shall issue any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written approval of the others, except that (i) after consultation with the other parties, a party or its Affiliate shall be permitted to make disclosures to the public or to any Governmental Authority as such party's counsel shall deem necessary under Applicable Law or as may be mutually agreed in advance, and (ii) Seller and the Company may provide this Agreement to its lenders, the Committee and other Persons in connection with Seller's Bankruptcy Cases.

           (b) Notwithstanding anything herein to the contrary, the parties hereto (and each employee, representative, Affiliate or other agent of the parties hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions and other tax analyses) that are provided to the parties hereto relating to such tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal income tax treatment of the transactions contemplated herein and does not include information relating to the identity of the Parties hereto, their respective Affiliates, agents or advisors.

     12.16 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     12.17 Currency. All references to money amounts are references to United States of America currency and references to "$" are to United States dollars.

     12.18 "AS IS" TRANSACTION. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER MAKES NO (AND SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY) REPRESENTATIONS OR WARRANTIES OF ANY KIND, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SHARES OR ANY OTHER MATTER WHATSOEVER. BUYER FURTHER ACKNOWLEDGES THAT BUYER HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE COMPANY AND THE BUSINESS AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE BUSINESS AS BUYER DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE SHARES, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, BUYER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, SUBJECT TO BUYER'S RIGHTS UNDER THIS AGREEMENT, BUYER WILL ACCEPT THE SHARES AT THE CLOSING "AS IS,"

"WHERE IS," AND "WITH ALL FAULTS" AND WITHOUT RECOURSE AGAINST SELLER.

     12.19 No Waiver Relating to Claims for Fraud. The liability of Seller under
Section 12.1 shall be in addition to, and not exclusive of any other liability that Seller may have at law or equity based on its fraudulent acts or omissions. None of the provisions set forth in this Agreement, including but not limited to the provisions set forth in Section 12.1 shall be deemed a waiver by Buyer or the Company of any right or remedy which it may have at law or equity based on Seller's fraudulent acts or omissions; provided, that with respect to such rights and remedies at law or equity, the parties acknowledge and agree that none of the provisions of this Section 12.19 shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        SELLER:

                                        DAISYTEK , INCORPORATED
                                        Debtor in Possession


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        THE COMPANY:

                                        DAISYTEK (CANADA) INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        BUYER:

                                        EMJ DATA SYSTEMS LTD.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                       Exhibit A

                            Procedure Approval Order
                            ------------------------

                                                                       Exhibit B
                                                                       ---------

                        Form of Deposit Escrow Agreement
                        --------------------------------

     THIS DEPOSIT ESCROW AGREEMENT (this "Agreement") is made and entered into as of August 21, 2003, by and among Daisytek, Incorporated, a debtor-in-possession and a Delaware corporation (with and including its bankruptcy estate) ("Seller"), EMJ Data Systems Ltd., a corporation incorporated under the laws of the Ontario, Canada (the "Buyer"), and Wells Fargo Bank Texas, N.A., a national banking association with its headquarters in Dallas, Texas (the "Escrow Agent").

                                    RECITALS
                                    --------

     A. Pursuant to that certain Stock Purchase Agreement dated as of August 21, 2003, by and among the Seller, Daisytek (Canada) Inc., a company organized under the laws of Ontario, Canada (the "Company"), and the Buyer (the "Purchase Agreement"), concurrently with the execution hereof, the Buyer has agreed to acquire all of the outstanding capital stock of the Company from Seller (the "Acquisition"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

     B. The Buyer and the Seller wish to enter into this Agreement in order to provide security for the Buyer's obligations with respect to all or a portion of the damages that may become payable by the Buyer to the Seller under the terms of the Purchase Agreement.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the recitals and of the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1. Appointment of the Escrow Agent. The Escrow Agent is hereby appointed escrow agent and depository for the Buyer and the Seller with respect to the Escrowed Property (as hereinafter defined).

     2. Escrow. Concurrently with the execution hereof and pursuant to the terms of the Purchase Agreement, the Buyer shall deliver to the Escrow Agent the amount of $2,000,000 in cash by wire transfer of immediately available funds to an account designated by the Escrow Agent as the "EMJ Escrow Account" (the "Escrow Account") to secure the Buyer's obligations with respect to all or a portion of the damages that may become payable by the Buyer to the Seller under the terms of the Purchase Agreement (the "Escrowed Property"). The Buyer and the Seller direct that the Escrowed Property and any and all interest, dividends, income or other proceeds earned thereon from and after the date hereof (the "Interest") be held and disposed of by the Escrow Agent as herein provided.

     3. Disbursement of Escrow. The Escrowed Property and Interest, if any, shall be held and disbursed by the Escrow Agent as follows:

           (a) Upon the Closing. If the Closing of the transactions contemplated by the Purchase Agreement occurs, then upon receipt of written instructions from the Buyer and the Seller, the Escrow Agent shall (i) deliver the Escrowed Property to the Seller, and (b) deliver the Interest not previously distributed pursuant to Section 3(c), if any, to the Buyer.

           (b)  Failure to Close.

                (i) If the Purchase Agreement is terminated and the Buyer and the Seller agree on who is entitled to the Escrowed Property, then upon receipt of joint written instructions from the Buyer and the Seller, the Escrow Agent (1) shall deliver the Escrowed Property as set forth in such instructions to the party designated in such instructions and (2) deliver the Interest not previously distributed pursuant to Section 3(c), if any, to the Buyer;

                (ii) If the Purchase Agreement is terminated and the Buyer and the Seller do not agree on who is entitled to the Escrowed Property, then, upon a Final Determination (as defined below), the prevailing party shall submit such Final Determination to the Escrow Agent, together with an opinion of counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that such decision is a Final Determination, and the Escrow Agent shall (A) deliver the Escrowed Property as instructed in such Final Determination, and (B) deliver any Interest then held by the Escrow Agent to Buyer.

           A "Final Determination" shall mean any dispute with respect to the delivery of the Escrowed Property shall have (a) been finally settled by the parties hereto or (b) finally adjudicated by a court of competent jurisdiction and such adjudication shall have become final and non-appealable and shall be accompanied by an opinion of counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that such judgment is a Final Determination. The Escrow Agent shall act on such Final Determination (and opinion of counsel) without further question.

           (c) Interest. Any Interest on the Escrowed Property (other than that Interest distributed as provided in Section 3(a) or Section 3(b)) shall be distributed to the Buyer within ten days of the end of each calendar quarter in which the Interest was paid. Notwithstanding anything to the contrary contained herein, any provision hereof requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would otherwise be required to be disbursed, shall be disbursed within two Business Days of being paid.

           (d) Early Release of Escrowed Property. Prior to the release of all of the Escrowed Property in accordance with Section 3(a) or Section 3(b) hereof, the Buyer and the Seller may, by joint written notice, instruct the Escrow Agent to release the Escrowed Property and Interest to the Buyer and/or the Seller in such amounts as are set forth in the written instructions, and the Escrow Agent shall be entitled to conclusively rely without liability thereon.

     4. Investment of Escrowed Property. The Escrow Agent shall, from time to time invest and reinvest the Escrowed Property, if any, in such of the following investments as the Buyer and the Seller may from time to time elect by joint notice in writing ("Permitted Investments"):

                (i)   Any U.S. Government or U.S. Government Agency security;

                (ii)  Any commercial paper rated A1/P1 or better;

                (iii) Any certificate of deposit or time deposit in any bank with a long-term debt rating of A or better from Moody's Investors Services Inc. or Standard & Poor's Corporation;

                (iv)  The Wells Fargo 100% Treasury Fund; or

                (v)   The following institutional money market funds:

                      (1)  Dreyfus Treasury Cash Management Fund
                      (2)  Federated Treasury Obligations Fund
                      (3)  AIM Treasury Portfolio

In the absence of joint written instructions to the contrary from the Buyer and the Seller, the Escrow Agent shall invest the Escrowed Property in Permitted Investments set forth in clause (iv) of this Section 4(a).

           (b) Any Interest received on such investment and reinvestment of the Escrowed Property shall be reinvested as provided in this Section 4 until distributed as provided in Section 3.

           (c) The Escrow Agent will act upon investment instructions the Business Day after such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next Business Day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest the Escrowed Property on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure or delay in making of an investment or reinvestment, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct. As and when the Escrowed Property or any Interest, if any, or any portion thereof is to be released under this Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrowed Property is invested or the choice of Permitted Investments that are converted into cash pursuant to this Section 4.

     5. The Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Buyer and the Seller that:

           (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any Escrowed Property held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

           (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

           (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Buyer and the Seller shall, severally and not jointly, indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against one-half of any and all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property or any loss of interest incident to any such delays. This
Section 5(c) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

           (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder in accordance with the terms hereof without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

           (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

           (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and has only possession thereof. The Buyer and the Seller shall each pay or reimburse the Escrow Agent upon request for one-half of any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Account shall be subject to withholding regulations therein in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrowed Property and is not responsible for any other reporting. This Section 5(f) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

           (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

           (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

           (i) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrowed Property and Interest, if any, to any successor escrow agent jointly designated by the Buyer and the Seller in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the date (the "Resignation Date") which is the earlier to occur of:
(i) the date a successor is appointed (including a court of competent jurisdiction) or (ii) the date which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. Upon the appointment of a successor escrow agent, such successor escrow agent shall deliver written notice to the Buyer and the Seller on the appointment of such successor escrow agent. If at the Resignation Date the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after the Resignation Date shall be to safekeep the Escrowed Property and Interest, if any, until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto.

           (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

           (k) In the event of any disagreement between the Buyer and the Seller resulting in adverse claims or demands being made in connection with the Escrowed Property and Interest, if any, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property and Interest, if any, until the Escrow Agent shall have received (i) a Final Determination (as defined in Section 3(b) and accompanied by the opinion of counsel referred to in Section 3(b)) directing delivery of the Escrowed Property and Interest, if any, or (ii) a written agreement executed by the Buyer and the Seller directing delivery of the Escrowed Property and Interest, if any, in which event the Escrow Agent shall disburse the Escrowed Property and Interest, if any, in accordance with such Final Determination or agreement. The Escrow Agent shall act on such Final Determination or agreement without further question.

           (l) The compensation of the Escrow Agent (as payment in full) for the services to be rendered by the Escrow Agent hereunder shall be the amount of $2,500 for the initial year paid by the Buyer at the time of execution of this Agreement and $2,000 annually thereafter, together with reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). All fees and expenses of the Escrow Agent hereunder shall be paid by the Buyer. Any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder.

           (m) No prospectuses, press releases, reports and promotional material or other similar materials which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

           (n) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depository Trust Company and the Federal Reserve Book Entry System.

     6. Time of Performance. Whenever, under the terms hereof, the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day by the Escrow Agent shall be deemed to be in full compliance with the terms hereof.

     7. Amendment; Termination. This Agreement may be modified only by a writing signed by all of the parties hereto. This Agreement shall terminate without further action of any party when all of the terms hereof shall have been fully performed.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

     9. Headings. The paragraph headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement.

     10. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver, or other communication relates at the following addresses:

           If to the Buyer:

           EMJ Data Systems Ltd.
           7067 Wellington Road 124
           R.R.6,
           Guelph, Ontario
           N1H 6N1
           Attention: President
           Fax: (519) 837-1479


           with a copy to:

           Gowling Lafleur Henderson LLP
           Suite 1020, 50 Queen Street North
           Kitchener, Ontario
           Canada N2H 6M2
           Attention: W. David Petras
           Fax: (519) 571-5006


           If to Seller:

           Daisytek, Incorporated
           1025 Central Expressway South
           Suite 200
           Allen, Texas 75013
           Attention: Dale Booth
           Fax: (972) 424-4604


           with a copy to:

           Vinson & Elkins L.L.P.
           2001 Ross Avenue
           Suite 3700
           Dallas, Texas 75201
           Attention: Paul E. Heath
           Facsimile: (214) 999-7976


           if to the Escrow Agent, to:

           Wells Fargo Bank Texas, N.A.
           1445 Ross Avenue, 2nd Floor
           MAC: T5303-022
           Dallas, Texas 75202
           Attn: Nancye Patterson

           Telephone: (214) 777-4078
           Facsimile: (214) 777-4086

or to such other addresses as either party may provide to the other in writing.

     11. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     12. Taxpayer Identification Numbers. The parties acknowledge that payment of any Interest earned on the Escrowed Property invested in this escrow, or the distribution of any other amounts under this escrow, will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to the Escrow Agent by the party entitled to receive such payment. Any Form W-8 or W-9 certification shall be submitted to the Escrow Agent on or before the execution of this Agreement.

     13. Waivers. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     14. Assignment; Third Parties. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties, except as provided in Section 5(i). Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any other third party, except as provided in Section 5(i) with respect to a resignation by the Escrow Agent.

     15. Governing Law; Choice of Forum. This Agreement shall be construed in accordance with and governed by the internal law of the State of Texas (without reference to its rules as to conflicts of law).

     16. Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrowed Property and Interest, if any, including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses or other losses ("Claims") that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement, other than Escrow Agent Claims arising under this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the date first written above.

                                        BUYER:

                                        EMJ DATA SYSTEMS LTD.


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        SELLER:

                                        DAISYTEK, INCORPORATED
                                        Debtor-in-Possession


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        ESCROW AGENT:


                                        WELLS FARGO BANK


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                                                       Exhibit C

                        Form of Holdback Escrow Agreement
                        ---------------------------------

     THIS HOLDBACK ESCROW AGREEMENT (this "Agreement") is made and entered into as of ____________, 2003, by and among Daisytek, Incorporated, a debtor-in-possession and a Delaware corporation (with and including its bankruptcy estate) ("Seller"), EMJ Data Systems Ltd., a corporation incorporated under the laws of the Ontario, Canada (the "Buyer"), and Wells Fargo Bank Texas, N.A., a national banking association with its headquarters in Dallas, Texas (the "Escrow Agent").

                                    RECITALS
                                    --------

     A. Pursuant to that certain Stock Purchase Agreement dated as of August 21, 2003, by and among the Seller, Daisytek (Canada) Inc., a company organized under the laws of Ontario, Canada (the "Company"), and the Buyer (the "Purchase Agreement"), the Buyer has acquired all of the outstanding capital stock of the Company from Seller (the "Acquisition"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

     B. The Buyer and the Seller wish to enter into this Agreement in order to provide security for the Company's obligations with respect to all or a portion of the damages that may become payable by the Company pursuant to the Litigation Claim.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the recitals and of the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1. Appointment of the Escrow Agent. The Escrow Agent is hereby appointed escrow agent and depository for the Buyer and the Seller with respect to the Escrowed Property (as hereinafter defined).

     2. Escrow. Concurrently with the execution hereof and pursuant to the terms of the Purchase Agreement, the Buyer shall deliver to the Escrow Agent the amount of $[________] in cash by wire transfer of immediately available funds to an account designated by the Escrow Agent as the "Daiseytek Canada Litigation Escrow Account" (the "Escrow Account") to secure the Company's obligations with respect to all or any portion of the damages or settlement payment that ultimately becomes payable by the Company pursuant to the Litigation Claim (the "Escrowed Property"). The Buyer and the Seller direct that the Escrowed Property and any and all interest, dividends, income or other proceeds earned thereon from and after the date hereof (the "Interest") be held and disposed of by the Escrow Agent as herein provided.

     3. Disbursement of Escrow. The Escrowed Property and Interest, if any, shall be held and disbursed by the Escrow Agent as follows:

           (a)  Upon a Final Claim.

                (i) If, and only if, the Litigation Claim becomes a Final Claim, upon receipt of joint written instructions from the Buyer and the Seller, the Escrow Agent shall (A) deliver the Escrowed Property as instructed therein by Buyer and Seller, and (B) deliver the Interest not previously distributed pursuant to Section 3(c), if any, to the Buyer.

                (ii) If the Litigation Claim becomes a Final Claim and the Buyer and the Seller do not agree on who is entitled to the Escrowed Property, then, upon a Final Determination (as defined below), the prevailing party shall submit such Final Determination to the Escrow Agent, together with an opinion of counsel for the presenting party, reasonably satisfactory to the Escrow Agent, to the effect that such decision is a Final Determination, and the Escrow Agent shall (A) deliver the Escrowed Property as instructed in such Final Determination, and (B) deliver any Interest then held by the Escrow Agent to Buyer.

           A "Final Determination" shall mean written evidence of the occurrence of a Final Claim, in the form of a settlement agreement disposing of the Litigation Claim and signed by all parties to be bound thereby, or a final and non-appealable order or judgment of a court of competent jurisdiction that resolves or disposes of the Litigation Claim, which evidence shall be accompanied by an opinion of counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that a Final Claim has occurred. The Escrow Agent shall act on such Final Determination without further question.

           (b) Interest. Any Interest on the Escrowed Property (other than that Interest distributed as provided in Section 3(a)) shall be distributed to the Buyer within ten days of the end of each calendar quarter in which the Interest was paid. Notwithstanding anything to the contrary contained herein, any provision hereof requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would otherwise be required to be disbursed, shall be disbursed within two Business Days of being paid.

           (c) Early Release of Escrowed Property. Prior to the release of all of the Escrowed Property in accordance with Section 3(a) hereof, the Buyer and the Seller may, by joint written notice, instruct the Escrow Agent to release the Escrowed Property and Interest to the Buyer and/or the Seller in such amounts as are set forth in the written instructions, and the Escrow Agent shall be entitled to conclusively rely without liability thereon.

     4. Investment of Escrowed Property. The Escrow Agent shall, from time to time invest and reinvest the Escrowed Property, if any, in such of the following investments as the Buyer and the Seller may from time to time elect by joint notice in writing ("Permitted Investments"):

           (i)   Any U.S. Government or U.S. Government Agency security;

           (ii)  Any commercial paper rated A1/P1 or better;

           (iii) Any certificate of deposit or time deposit in any bank with a long-term debt rating of A or better from Moody's Investors Services Inc. or Standard & Poor's Corporation;

           (iv)  The Wells Fargo 100% Treasury Fund; or

           (v)   The following institutional money market funds:

(1)  Dreyfus Treasury Cash Management Fund

(2)  Federated Treasury Obligations Fund

(3)  AIM Treasury Portfolio

In the absence of joint written instructions to the contrary from the Buyer and the Seller, the Escrow Agent shall invest the Escrowed Property in Permitted Investments set forth in clause (iv) of this Section 4(a).

           (b) Any Interest received on such investment and reinvestment of the Escrowed Property shall be reinvested as provided in this Section 4 until distributed as provided in Section 3.

           (c) The Escrow Agent will act upon investment instructions the Business Day after such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next Business Day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest the Escrowed Property on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure or delay in making of an investment or reinvestment, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct. As and when the Escrowed Property or any Interest, if any, or any portion thereof is to be released under this Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrowed Property is invested or the choice of Permitted Investments that are converted into cash pursuant to this Section 4.

     5. The Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Buyer and the Seller that:

           (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any Escrowed Property held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

           (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

           (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Buyer and the Seller shall, severally and not jointly, indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against one-half of any and all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property or any loss of interest incident to any such delays. This
Section 5(c) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

           (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder in accordance with the terms hereof without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

           (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

           (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and has only possession thereof. The Buyer and the Seller shall each pay or reimburse the Escrow Agent upon request for one-half of any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Account shall be subject to withholding regulations therein in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrowed Property and is not responsible for any other reporting. This Section 5(f) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

           (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

           (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

           (i) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrowed Property and Interest, if any, to any successor escrow agent jointly designated by the Buyer and the Seller in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the date (the "Resignation Date") which is the earlier to occur of: (i) the date a successor is appointed (including a court of competent jurisdiction) or (ii) the date which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. Upon the appointment of a successor escrow agent, such successor escrow agent shall deliver written notice to the Buyer and the Seller on the appointment of such successor escrow agent. If at the Resignation Date the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after the Resignation Date shall be to safekeep the Escrowed Property and Interest, if any, until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto.

           (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

           (k) In the event of any disagreement between the Buyer and the Seller resulting in adverse claims or demands being made in connection with the Escrowed Property and Interest, if any, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property and Interest, if any, until the Escrow Agent shall have received (i) a Final Determination (as defined in Section 3(a) and accompanied by the opinion of counsel referred to in Section 3(a)) directing delivery of the Escrowed Property and Interest, if any, or (ii) a written agreement executed by the Buyer and the Seller directing delivery of the Escrowed Property and Interest, if any, in which event the Escrow Agent shall disburse the Escrowed Property and Interest, if any, in accordance with such Final Determination or agreement. The Escrow Agent shall act on such Final Determination or agreement without further question.

           (l) The compensation of the Escrow Agent (as payment in full) for the services to be rendered by the Escrow Agent hereunder shall be the amount of $2,500 for the initial year paid by the Buyer at the time of execution of this Agreement and $2,000 annually thereafter, together with reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). All fees and expenses of the Escrow Agent hereunder shall be paid by the Buyer. Any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder.

           (m) No prospectuses, press releases, reports and promotional material or other similar materials which mentions the Escrow Agent's name or the rights, powers, or duties of the

Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

           (n) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depository Trust Company and the Federal Reserve Book Entry System.

     6. Time of Performance. Whenever, under the terms hereof, the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day by the Escrow Agent shall be deemed to be in full compliance with the terms hereof.

     7. Amendment; Termination. This Agreement may be modified only by a writing signed by all of the parties hereto. This Agreement shall terminate without further action of any party when all of the terms hereof shall have been fully performed.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

     9. Headings. The paragraph headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement.

     10. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver, or other communication relates at the following addresses:

           If to the Buyer:

           EMJ Data Systems Ltd.
           7067 Wellington Road 124
           R.R.6,
           Guelph, Ontario
           N1H 6N1
           Attention:  President
           Fax:  (519) 837-1479
           with a copy to:

           Gowling Lafleur Henderson LLP
           Suite 1020, 50 Queen Street North
           Kitchener, Ontario
           Canada N2H 6M2
           Attention:  W. David Petras
           Fax:  (519) 571-5006

           If to Seller:

           Daisytek, Incorporated
           1025 Central Expressway South
           Suite 200
           Allen, Texas 75013
           Attention:  Dale Booth
           Fax:  (972) 424-4604

           with a copy to:

           Vinson & Elkins L.L.P.
           2001 Ross Avenue
           Suite 3700
           Dallas, Texas  75201
           Attention:  Paul E. Heath
           Facsimile:  (214) 999-7976

           if to the Escrow Agent, to:

           Wells Fargo Bank Texas, N.A.
           1445 Ross Avenue, 2nd Floor
           MAC: T5303-022
           Dallas, Texas 75202
           Attn:  Nancye Patterson
           Telephone:  (214) 777-4078
           Facsimile:  (214) 777-4086

or to such other addresses as either party may provide to the other in writing.

     11. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     12. Taxpayer Identification Numbers. The parties acknowledge that payment of any Interest earned on the Escrowed Property invested in this escrow, or the distribution of any other amounts under this escrow, will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to the Escrow Agent by the party entitled to receive such payment. Any Form W-8 or W-9 certification shall be submitted to the Escrow Agent on or before the execution of this Agreement.

     13. Waivers. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     14. Assignment; Third Parties. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties, except as provided in Section 5(i). Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any other third party, except as provided in Section 5(i) with respect to a resignation by the Escrow Agent.

     15. Governing Law; Choice of Forum. This Agreement shall be construed in accordance with and governed by the internal law of the State of Texas (without reference to its rules as to conflicts of law).

     16. Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrowed Property and Interest, if any, including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses or other losses ("Claims") that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement, other than Escrow Agent Claims arising under this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the date first written above.

                                        BUYER:

                                        EMJ DATA SYSTEMS LTD.


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        SELLER:

                                        DAISYTEK, INCORPORATED
                                        Debtor-in-Possession


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        ESCROW AGENT:

                                        WELLS FARGO BANK


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                                                       Exhibit D

                             Daisytek (Canada) Inc.
                                  Balance Sheet
                               as of July 31, 2003
                           (U.S. Dollars in Thousands)

Assets

Current Assets

Cash                                       6,213

Accounts receivable                       15,990

Inventory                                  8,568

Prepaid & Deposits                         5,392

Non Current Assets

Property & Equipment - Net                   790
                                          ------
Total Assets                              36,953
                                          ======

Liabilities & Equity

Liabilities

Accounts & Accrued Payables                3,316

I/Co Payable                               1,377

Long Term Liabilities                     15,266
                                          ------

Total Liabilities                         19,959

Total Equity                              16,994
                                          ------
Total Liabilities & Equity                36,953
                                          ======

                                                                       Exhibit E

                Form of Section 116 Withholding Escrow Agreement
                ------------------------------------------------

     THIS SECTION 116 WITHHOLDING ESCROW AGREEMENT (this "Agreement") is made and entered into as of ____________, 2003, by and among Daisytek, Incorporated, a debtor-in-possession and a Delaware corporation (with and including its bankruptcy estate) ("Seller"), EMJ Data Systems Ltd., a corporation incorporated under the laws of the Ontario, Canada (the "Buyer"), and Wells Fargo Bank Texas, N.A., a national banking association with its headquarters in Dallas, Texas (the "Escrow Agent").

                                    RECITALS
                                    --------

     A. Pursuant to that certain Stock Purchase Agreement dated as of August 21, 2003, by and among the Seller, Daisytek (Canada) Inc., a company organized under the laws of Ontario, Canada (the "Company"), and the Buyer (the "Purchase Agreement"), the Buyer has acquired all of the outstanding capital stock of the Company from Seller (the "Acquisition"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

     B. The Purchase Agreement provides that in the event that the Seller does not deliver a certificate (the "Section 116 Certificate") under section 116 of the Income Tax Act (Canada) (the "Canadian Tax Act") in respect of the Shares with a certificate limit equal to or greater than the Canadian dollar equivalent to the Purchase Price as of the Closing Date, the Buyer will deliver to the Escrow Agent an amount equal to the Canadian dollar equivalent of 25 percent of the Purchase Price (the "Escrowed Property").

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the recitals and of the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1. Appointment of the Escrow Agent. The Escrow Agent is hereby appointed escrow agent and depository for the Buyer and the Seller with respect to the Escrowed Property.

     2. Escrow. Concurrently with the execution hereof and if required pursuant to Section 3.6 of the Purchase Agreement, the Buyer shall deliver to the Escrow Agent the Escrowed Property in cash by wire transfer of immediately available funds to an account designated by the Escrow Agent as the "Daiseytek Canada Section 116 Withholding Escrow Account" (the "Escrow Account"). The Buyer and the Seller direct that the Escrowed Property and any and all interest, dividends income or other proceeds earned thereon from and after the date hereof (the "Interest") be held and disposed of by the Escrow Agent as herein provided.

     3. Disbursement of Escrow. The Escrowed Property and Interest, if any, shall be held and disbursed by the Escrow Agent as follows:

           (a) Payment to CCRA. Subject to Section 3(c) below, on that day (the "First Due Date") which is 28 days after the end of the month in which the Closing has occurred, unless the Escrow Agent has received the Section 116 Certificate referred to below in paragraph 3(b), the Escrow Agent shall pay an amount equal to the Escrowed Property to the Receiver General of Canada on account of the income tax liability of the Buyer under subsection 116(5) of the Canadian Tax Act and shall provide proof of payment thereof to the Buyer and to the Seller, and shall pay any balance remaining in the Escrow Account to the Seller, including all Interest net of applicable withholding tax, and all the obligations of the Escrow Agent hereunder shall terminate.

           (b) Payment to Seller. Upon receipt at any time by Escrow Agent from the Seller of a Section 116 Certificate issued by the Minister of National Revenue pursuant to section 116 of the Canadian Tax Act referencing the Seller as seller and the Buyer as purchaser having a certificate limit equal to or greater than the Canadian dollar equivalent of the Purchase Price as of the Closing Date, the Escrow Agent shall pay to the Seller any amount remaining in the Escrow Account, including Interest, and all of the obligations of the Escrow Agent hereunder shall terminate.

           (c) Comfort Letter. The parties hereto acknowledge that the Seller has applied to Canada Customs and Revenue Agency ("CCRA") for a comfort letter which would permit the Buyer to defer paying the amount on the First Due Date pending issuance of the Section 116 Certificate (a "Comfort Letter"). If prior to the First Due Date a Comfort Letter is issued and delivered by the Seller to the Escrow Agent, payment to CCRA shall not be made as otherwise required under
Section 3(a) but instead, unless the Section 116 Certificate is received before the Second Due Date (hereinafter defined), in which event the Escrow Agent shall make payment to the Seller in accordance with Section 3(b) hereof, the Escrow Agent shall pay an amount equal to the Escrowed Property to the Receiver General of Canada on account of the income tax liability of the Buyer under subsection 116(5) of the Canadian Tax Act and shall provide proof of payment thereof to the Buyer and to the Seller, forthwith on or immediately after that day (the "Second Due Date") which shall be the first to occur of (i) any written termination of the Comfort Letter by CCRA, or (ii) any written demand for payment by CCRA, in either case received by the Escrow Agent from any source, and shall pay any balance remaining in the Escrow Account to the Seller, including Interest, and all the obligations of the Escrow Agent hereunder shall terminate.

           (d) Early Release of Escrowed Property. Prior to the release of all of the Escrowed Property in accordance with Sections 3(a) or (b) or (c) hereof, the Buyer and the Seller may, by joint written notice, instruct the Escrow Agent to release the Escrowed Property and Interest to the Buyer and/or the Seller in such amounts as are set forth in the written instructions, and the Escrow Agent shall be entitled to conclusively rely without liability thereon.

     4. Investment of Escrowed Property. The Escrow Agent shall, from time to time invest and reinvest the Escrowed Property, if any, in such of the following investments as the Buyer and the Seller may from time to time elect by joint notice in writing ("Permitted Investments"):

           (i)   Any U.S. Government or U.S. Government Agency security;

           (ii)  Any commercial paper rated A1/P1 or better;

           (iii) Any certificate of deposit or time deposit in any bank with a long-term debt rating of A or better from Moody's Investors Services Inc. or Standard & Poor's Corporation;

           (iv)  The Wells Fargo 100% Treasury Fund; or

           (v)   The following institutional money market funds:

(1)  Dreyfus Treasury Cash Management Fund

(2)  Federated Treasury Obligations Fund

(3)  AIM Treasury Portfolio

In the absence of joint written instructions to the contrary from the Buyer and the Seller, the Escrow Agent shall invest the Escrowed Property in Permitted Investments set forth in clause (iv) of this Section 4(a).

           (b) Any Interest received on such investment and reinvestment of the Escrowed Property shall be reinvested as provided in this Section 4 until distributed as provided in Section 3.

           (c) The Escrow Agent will act upon investment instructions the Business Day after such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next Business Day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest the Escrowed Property on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure or delay in making of an investment or reinvestment, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct. As and when the Escrowed Property or any Interest, if any, or any portion thereof is to be released under this Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrowed Property is invested or the choice of Permitted Investments that are converted into cash pursuant to this Section 4.

     5. The Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Buyer and the Seller that:

           (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any Escrowed Property held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

           (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

           (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Buyer and the Seller shall, severally and not jointly, indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against one-half of any and all losses, liabilities, claims, actions, damages, and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property or any loss of interest incident to any such delays. This
Section 5(c) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

           (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder in accordance with the terms hereof without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

           (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

           (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and has only possession thereof. The Buyer and the Seller shall each pay or reimburse the Escrow Agent upon request for one-half of any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Account shall be subject to withholding regulations therein in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrowed Property and is not responsible for any other reporting. This Section 5(f) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

           (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

           (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

           (i) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrowed Property and Interest, if any, to any successor escrow agent jointly designated by the Buyer and the Seller in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the date (the "Resignation Date") which is the earlier to occur of:
(i) the date a successor is appointed (including a court of competent jurisdiction) or (ii) the date which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. Upon the appointment of a successor escrow agent, such successor escrow agent shall deliver written notice to the Buyer and the Seller on the appointment of such successor escrow agent. If at the Resignation Date the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after the Resignation Date shall be to safekeep the Escrowed Property and Interest, if any, until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto.

           (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

           (k) In the event of any disagreement between the Buyer and the Seller resulting in adverse claims or demands being made in connection with the Escrowed Property and Interest, if any, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property and Interest, if any, until the Escrow Agent shall have received (i) a Final Determination (as defined in Section 3(a) and accompanied by the opinion of counsel referred to in Section 3(a)) directing delivery of the Escrowed Property and Interest, if any, or (ii) a written agreement executed by the Buyer and the Seller directing delivery of the Escrowed Property and Interest, if any, in which event the Escrow Agent shall disburse the Escrowed Property and Interest, if any, in accordance with such Final Determination or agreement. The Escrow Agent shall act on such Final Determination or agreement without further question.

           (l) The compensation of the Escrow Agent (as payment in full) for the services to be rendered by the Escrow Agent hereunder shall be the amount of $2,500 for the initial year paid by the Buyer at the time of execution of this Agreement and $2,000 annually thereafter, together with reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). All fees and expenses of the Escrow Agent hereunder shall be paid by the Buyer. Any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder.

           (m) No prospectuses, press releases, reports and promotional material or other similar materials which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

           (n) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depository Trust Company and the Federal Reserve Book Entry System.

     6. Time of Performance. Whenever, under the terms hereof, the time for performance of any provision shall fall on a date which is not a regular business day of the Escrow Agent, the performance thereof on the next succeeding regular business day by the Escrow Agent shall be deemed to be in full compliance with the terms hereof.

     7. Amendment; Termination. This Agreement may be modified only by a writing signed by all of the parties hereto. This Agreement shall terminate without further action of any party when all of the terms hereof shall have been fully performed.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

     9. Headings. The paragraph headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement.

     10. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver, or other communication relates at the following addresses:

           If to the Buyer:

           EMJ Data Systems Ltd.
           7067 Wellington Road 124
           R.R.6,
           Guelph, Ontario

           N1H 6N1
           Attention:  President
           Fax: (519) 837-1479

           with a copy to:

           Gowling Lafleur Henderson LLP
           Suite 1020, 50 Queen Street North
           Kitchener, Ontario
           Canada N2H 6M2
           Attention:  W. David Petras
           Fax: (519) 571-5006

           If to Seller:

           Daisytek, Incorporated
           1025 Central Expressway South
           Suite 200
           Allen, Texas 75013
           Attention: Dale Booth

           Fax: (972) 424-4604

           with a copy to:

           Vinson & Elkins L.L.P.
           2001 Ross Avenue
           Suite 3700
           Dallas, Texas  75201
           Attention: Paul E. Heath
           Facsimile: (214) 999-7976

           if to the Escrow Agent, to:

           Wells Fargo Bank Texas, N.A.
           1445 Ross Avenue, 2nd Floor
           MAC: T5303-022
           Dallas, Texas 75202
           Attn:  Nancye Patterson
           Telephone: (214) 777-4078
           Facsimile: (214) 777-4086
or to such other addresses as either party may provide to the other in writing.

     11. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     12. Taxpayer Identification Numbers. The parties acknowledge that payment of any Interest earned on the Escrowed Property invested in this escrow, or the distribution of any other amounts under this escrow, will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to the Escrow Agent by the party entitled to receive such payment. Any Form W-8 or W-9 certification shall be submitted to the Escrow Agent on or before the execution of this Agreement.

     13. Waivers. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     14. Assignment; Third Parties. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties, except as provided in Section 5(i). Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any other third party, except as provided in Section 5(i) with respect to a resignation by the Escrow Agent.

     15. Governing Law; Choice of Forum. This Agreement shall be construed in accordance with and governed by the internal law of the State of Texas (without reference to its rules as to conflicts of law).

     16. Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrowed Property and Interest, if any, including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses or other losses ("Claims") that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement, other than Escrow Agent Claims arising under this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the date first written above.

                                        BUYER:

                                        EMJ DATA SYSTEMS LTD.


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        SELLER:

                                        DAISYTEK, INCORPORATED
                                        Debtor-in-Possession


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        ESCROW AGENT:

                                        WELLS FARGO BANK


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                   Schedule 1

                               Ownership of Shares

                                                                   No. of Shares
Daisytek, Incorporated                                               3,150,020


                                  Schedule 1-1

                                 Section 5.1(b)

                                Required Consents

The parties hereto must notify the Canadian competition authority of the transactions contemplated by the Transaction Documents pursuant to the Competition Act.

Pursuant to the Certificate and Articles of Amalgamation of the Company dated November 1, 2000, a transfer of shares of the Company shall not be valid unless and until approved by the shareholders of the Company holding fifty-one percent (51%) or more of the issued shares of the Company entitled to exercise voting rights at a meeting.

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company requires the consent of the Lenders under the Credit Arrangements.

The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby by the Company requires consent or approval by the counterparties under the following agreements:

1. Lease Agreement, dated March 30, 2001, by and between GPM Property (6) Ltd., Endow (6) Inc., and the Company.

2. Lease Agreement, dated June 1, 1995, by and among GPM Real Property (6) Ltd., Endow (6) Inc., and the Company.

3. Lease, dated October 28, 1994, as amended, between Yenik Enterprises Ltd. and the Company.

4. HPCL Consumer Products Reseller Agreement, dated March 31, 2002, between Hewlett-Packard (Canada) Ltd. and the Company.

5. Authorized Supplies Distributor Agreement, dated January 7, 2003, between the Company and Lexmark Canada Inc.

6.   Agreement, dated January 30, 2001, between Canon Canada Inc. and the
     Company.

7. Supplies Distributor Agreement, dated February 27, 1998, between the Company Tektronix Canada Inc.

                                 Section 5.1(c)

                         Conflicts, Defaults, and Liens

The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby by the Company may give rise to a right of termination, cancellation or acceleration of the obligations of:

1.   the Credit Arrangements

2. Lease Agreement, dated March 30, 2001, by and between GPM Property (6) Ltd., Endow (6) Inc., and the Company.

3. Lease Agreement, dated June 1, 1995, by and among GPM Real Property (6) Ltd., Endow (6) Inc., and the Company.

4. Lease, dated October 28, 1994, as amended, between Yenik Enterprises Ltd. and the Company.

5. HPCL Consumer Products Reseller Agreement, dated March 31, 2002, between Hewlett-Packard (Canada) Ltd. and the Company.

6. Authorized Supplies Distributor Agreement, dated January 7, 2003, between the Company and Lexmark Canada Inc.

7.   Agreement, dated January 30, 2001, between Canon Canada Inc. and the
     Company.

8. Supplies Distributor Agreement, dated February 27, 1998, between the Company Tektronix Canada Inc.

                                   Section 5.5

                                Company's Broker

The Company has retained Houlihan Lokey Howard & Zukin Capital with respect to the transactions contemplated by the Transaction Documents.

                                   Section 5.6

                                  Indebtedness

Indebtedness evidenced by the Credit Arrangements

Indebtedness evidenced as "I/Co Payable" on the Balance Sheet.

                                   Section 5.7

                                   Litigation

DSLangdale Two, LLC and DSLangdale Three, Inc. vs. Daiseytek (Canada) Inc. currently pending in the United States Bankruptcy Court for the Southern of Ohio (Eastern Division) (Misc. Case No. 03-00203).

                                   Section 5.9

                                      Liens

Certain of the Company's assets and properties are subject to Liens and Claims pursuant to the terms of the Credit Arrangements.

                                 Section 6.1(b)

                                Required Consents

The parties hereto must notify the Canadian competition authority of the transactions contemplated by the Transaction Documents pursuant to the Competition Act.

Pursuant to the Certificate and Articles of Amalgamation of the Company dated November 1, 2000, a transfer of shares of the Company shall not be valid unless and until approved by the shareholders of the Company holding fifty-one percent (51%) or more of the issued shares of the Company entitled to exercise voting rights at a meeting.

The execution and delivery of this Agreement and consummation of the transactions contemplated thereby by the Seller requires the consent of the lenders under that certain Credit Agreement, dated April 24, 2002, as amended, among Daisytek International Corporation, Bank of America, National Association, and the other parties thereto (the "Senior Credit Agreement").

                                 Section 6.1(c)

                         Conflicts, Defaults, and Liens

The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby by the Seller may give rise to a right of termination, cancellation or acceleration of the obligations under the Senior Credit Agreement.

                                   Section 6.3

                                Liens and Claims

Pursuant to Section 7.06 of By-Law No. A-1 of the Company, the Company shall have a lien on the shares registered in the name of a shareholder indebted to the Company.

                                   Section 6.4

                                 Seller's Broker

The Seller has retained Houlihan Lokey Howard & Zukin Capital with respect to the transactions contemplated by the Transaction Documents.

                                 Section 7.1(b)

                                Required Consents

The parties hereto must notify the Canadian competition authority of the transactions contemplated by the Transaction Documents pursuant to the Competition Act.

                                 Section 7.1(c)

                             Conflicts and Defaults

None.